                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MIV THERAPEUTICS, INC.
                    -----------------------------------------
                 (Name of small business issuer in its charter)

         Nevada                           3841                       n/a
---------------------------    ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

    1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3, Tel. (604) 301-9545
          (Address and telephone number of principal executive offices)

               1-8765 Ash Street, Vancouver, B.C., Canada, V6P 6T3
     ----------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

Thomas A. Braun                                      Alan Lindsay
Thomas Braun Law Corporation                         President
309 - 837 West Hastings Street                       MIV Therapeutics, Inc.
Vancouver, BC  V6C 3N6                               1-8765 Ash Street
Fax (604) 605-0508                                   Vancouver, BC  V6B 2K7
                                                     Fax (604) 301-9546

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE

 Title of each class of securities    Dollar Amount to      Offering price       Maximum aggregate          Amount of
         to be registered               be registered       per share (1)        offering price (1)     registration fee
------------------------------------ -------------------- ------------------- ------------------------- ------------------
Shares of Common Stock Par Value $      2,250,000 shares        $0.36                 $810,000               $74.52
0.001 per share, issuable upon
exercise of warrants

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of August 6 a date within five business days prior to the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                             MIV THERAPEUTICS, INC.
                    2,250,000 COMMON STOCK PURCHASE WARRANTS

The selling shareholder named in this prospectus is offering all of the shares of common stock issuable upon exercise of the warrants and offered through this prospectus. The warrants were acquired by the selling shareholder directly from the Company in a private offering that was exempt from registration under the US securities laws.

The selling shareholder will sell at prevailing market prices or privately negotiated prices.

The Company's common stock is presently traded on the OTC Bulletin Board under the stock symbol MIVT.

----------------------

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLES "RISK FACTORS" ON PAGES 6 - 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------


The Date of this Prospectus is:     August 6, 2003

TABLE OF CONTENTS

                                                                          Page
PART I - INFORMATION REQUIRED IN PROSPECTUS

Summary Information & Risk Factors .......................................5
Use of Proceeds...........................................................10
Determination of Offering Price...........................................11
Dilution..................................................................11
Selling Security Holders..................................................12
Plan of Distribution......................................................13
Legal Proceedings.........................................................14
Directors, Executive Officers, Promoters and Control Management...........15
Security Ownership of Certain Beneficial Owners and Management............19
Description of Securities.................................................20
Interest of Named Experts and Counsel.....................................22
Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities..........................................22
Description of Business...................................................22
Management's Discussion and Analysis or Plan of Operation.................26
Description of Property...................................................31
Certain Relationships and Related Transactions............................33
Market for Common Equity and Related Stockholder Matters..................33
Executive Compensation....................................................34
Financial Statements......................................................35
Changes in and Disagreements with Accountants on Accounting
      and Financial Disclosure............................................36

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.................................36
Other Expenses of Issuance and Distribution...............................40
Recent Sales of Unregistered Securities...................................40
Exhibits..................................................................43
Undertakings..............................................................43
Signatures................................................................46

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of the Company and related notes includes elsewhere in this prospectus.

------------------------------------------ ------------------------------------ --------------------------------------
INCOME STATEMENT DATA                                  NINE MONTH PERIOD ENDED
(AUDITED)                                                    FEBRUARY 28, 2003                YEAR ENDED MAY 31, 2002
------------------------------------------ ------------------------------------ --------------------------------------
Revenue                                                                     $0                                     $0
------------------------------------------ ------------------------------------ --------------------------------------
Expenses                                                            $2,368,525                             $4,739,513
------------------------------------------ ------------------------------------ --------------------------------------
Interest Income                                                             $0                               ($4,436)
------------------------------------------ ------------------------------------ --------------------------------------
Minority Interest Share of Loss                                             $0                             ($805,611)
------------------------------------------ ------------------------------------ --------------------------------------
Net Profits (Losses)                                              ($2,368,525)                           ($3,929,466)
------------------------------------------ ------------------------------------ --------------------------------------


------------------------------------------ ------------------------------------ --------------------------------------
BALANCE SHEET DATA (AUDITED)                           AS AT FEBRUARY 28, 2003                YEAR ENDED MAY 31, 2002
------------------------------------------ ------------------------------------ --------------------------------------

Working Capital (deficit)                                           ($142,530)                             ($646,178)
------------------------------------------ ------------------------------------ --------------------------------------
Total Assets                                                          $706,141                               $818,450
------------------------------------------ ------------------------------------ --------------------------------------
Total Liabilities                                                     $949,867                               $836,530
------------------------------------------ ------------------------------------ --------------------------------------
Shareholders Equity (deficit)                                       ($243,726)                              ($18,080)
------------------------------------------ ------------------------------------ --------------------------------------

Our auditors have expressed substantial doubt regarding our ability to continue as a going concern.

MIV THERAPEUTICS, INC. BUSINESS SUMMARY

MIV Therapeutics, Inc. (the "Company", "MIVT") is involved in the design, manufacture and development a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

THE OFFERING

Securities Offered                  2,250,000 shares of common stock issuable
                                    upon exercise of the warrants

Minimum number of shares            None
to be sold in this offering

Securities Issued and to            Prior to the Offering:
be issued                           ----------------------
                                    28,357,763 common shares issued 4,075,000
                                    common shares outstanding but not issued pursuant to the Company's Stock Plan 0 preferred shares 12,540,413 warrants to purchase common stock

                                    After the Offering:
                                    -------------------
                                    30,607,763 common shares issued (based on the maximum offering of 2,250,000 shares being issued) 4,075,000 common shares authorized but not issued pursuant to the Company's Stock Plan 0 preferred shares 10,290,413 warrants to purchase common stock

Use of Proceeds                     The Company will receive 50% of any proceeds
                                    above $0.50 per share from the sale of the 200,000 shares underlying the warrants with an exercise price of $0.42 per share. The
                                    Company will not receive any proceeds from the sale of any other common shares underlying the remaining 2.05 million warrants

                                    The Company will receive $0.50 per share for 500,000 warrants exercised, $0.40 per share for 1,450,000 warrants exercised, $0.42 per share for 200,000 warrants exercised and $0.75 per share for the remaining 100,000 warrants exercised for a maximum of $989,000 which will be used for general corporate purposes.

RISK FACTORS

The business of the Company involves a number of risks and uncertainties that could cause actual results to differ materially from results projected in any forward-looking statement, or statements, made in this report. These risks and uncertainties include, but are not necessarily limited to the risks set forth below. The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.

DEVELOPMENT STAGE COMPANY

The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products, and thus the Company's long-term viability, growth, and profitability will depend upon successful testing, approval, and commercialization of the MIVT Stent or other products resulting from its research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals, and even if obtained there can be no assurance that any product approval would lead to the successful commercialization of the product approved. Furthermore, the Company does not expect to begin the regulatory approval process in the United States for at least the next three years, and will only pursue approval and marketing of its products in the countries recognizing the CE Mark, such as most European and Asian countries.

LIMITED OPERATION HISTORY.

The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute MIVT's business plan or manage any growth of the MIVT business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels, and whether the Company can control costs. Many of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

HISTORY OF LOSSES, ANTICIPATED FUTURE LOSSES.

Since inception, the Company has suffered recurring losses. The Company has funded its operations through the issuance of common stock, and through related party loans since inception, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialization of its products, or that the Company will ever achieve profitable operations.

UNPREDICTABILITY OF REVENUES.

The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations. To successfully gain market acceptance, the Company must develop the ability to manufacture its products in large quantities in compliance with regulatory requirements and at an acceptable cost. The Company has no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product. Moreover, there can be no assurance that the Company will be successful in scaling up manufacturing operations sufficient to produce its products in sufficient volume to generate market acceptance.

COMPETITION AND MARKET FACTORS.

The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with its products, should it be successfully approved and commercialized. Moreover, even if the Company successfully brings its products to market ahead of its projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs. Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

DEPENDENCE ON FINANCING.

The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements. The Company estimates that its current working capital will support its activities for no more than four months. After that time, the Company will need additional financing. The Company is currently anticipating further subscriptions for its common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for the Company to meet its current and expected working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of the Company's future financing requirements. Furthermore, in the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

DEPENDENCE MANAGEMENT AND RECRUITING.

The Company currently has 6 full time employees and only three full-time officers and directors. In addition, the Company has entered into consulting agreements with three individuals two of whom are also Directors, to provide management services to the Company. The remainder of the Company's management has been undertaken by independent consultants. This may make it difficult for the Company to attract capital investment sufficient to meet its capital needs. Because the Company is in the development stage and has not yet produced a marketable product, it will be reliant upon its ability to attract skilled members of the Stent or medical products industries. There can be no assurance that the Company will be able to identify suitable candidates for employment, or to attract them to the Company should they be identified. In addition, the Company will be heavily dependent upon creative design and engineering skills of individuals with whom it has little familiarity, and who may not perform as expected.

INTELLECTUAL PROPERTY RISKS.

The Company's success will depend in part on whether the Company can obtain patent protection for its products and processes, preserve trade secrets and proprietary technology, and operate without infringing upon patent or other proprietary rights of third parties. The Company has patent applications pending in the United States and in several foreign markets, and is in the process of filing additional foreign patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities, and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and the Company's products, if successfully developed, may interfere with the intellectual property rights of these companies. The Company's success will depend on its products not infringing patents that the Company expects would be vigorously prosecuted. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents the MIVT laser-cut stent, there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the MIVT laser-cut stent could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

PRODUCT LIABILITY EXPOSURE.

The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that the MIVT Stent or other products developed by the Company will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company, and could have a material adverse effect on the Company's results or ability to continue marketing its products.

UNCERTAINTY OF HEALTHCARE REIMBURSEMENT.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that the Company intends to develop. This could substantially impair the Company's ability to successfully commercialize the MIVT Stent, which would have a material adverse effect on the Company's performance.

PENNY STOCK RULE.

The Company's common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-Nasdaq equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's stockholders to sell their stock in the secondary market.

FORWARD- LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will ", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

If all of the redeemable stock purchase warrants are exercised, the Company will receive gross proceeds from exercise of the redeemable stock purchase warrants of approximately $989,000. The Company intends to use any such net proceeds for the general corporate purposes including working capital, research and development, and clinical trials.

The foregoing represents the Company's intentions based upon its present plans and business conditions. The occurrence of unforeseen events or changes in business conditions, however, could result in applying the proceeds from the exercise of the redeemable stock purchase warrants in a manner other than as described in this prospectus.

                         DETERMINATION OF OFFERING PRICE

The selling shareholder will sell at prevailing market prices or privately negotiated prices. The Company's common shares are quoted on the OTC Bulletin Board under the stock symbol "MIVT".

                                    DILUTION

The net tangible book value of our company as of February 28, 2003 was ($243,726) or ($0.0118) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued upon exercise of the warrants. The amount of dilution will depend on the offering price and number of warrants exercised. The following example shows the dilution to new investors at an offering price of $0.36 per share.

If we assume that our company had issued 2,250,000 shares of common stock at an assumed offering price of $0.36 per share (ie, the maximum number of shares registered in this offering), for total proceeds of $810,000, less offering expenses of $5,075, our net tangible book value as of February 28, 2003 would have been $561,199 or $0.0246 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0137 per share and an immediate dilution to new stockholders of $0.3463 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $0.36
Net tangible book value per share before this offering                 ($0.0118)
Increase attributable to new investors                                  $0.0137
--------------------------------------------------------------------------------

Net tangible book value per share after this offering                  $0.0246

Dilution per share to new stockholders                                 $0.3463

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


         ASSUMED           NO. OF SHARES TO BE       DILUTION PER SHARE TO
         OFFERING PRICE    ISSUED(1)                 NEW INVESTORS

         $0.45             2,250,000                 $0.4283
         $0.36             2,250,000                 $0.3463
         $0.25             2,250,000                 $0.2481

(1) This represents the maximum number of shares of common stock that will be registered, assuming all of the warrants are exercised.

                             SELLING SECURITY HOLDER

The selling shareholder named in this prospectus is offering all of the shares of common stock issuable upon exercise of the 2,250,000 warrants, offered through this prospectus. The shares include all of the 2,250,000 shares of common stock underlying the 2,250,000 warrants that the selling shareholder acquired from the Company in offerings that were exempt from registration under section 4(2) and regulation S of the Securities Act of 1933 and completed on April 15, 2003.

The following table provides, as of August 6, 2003, information regarding the beneficial ownership of the Company's common stock held by the selling shareholder, including:

1.       the number of shares owned prior to this offering;
2.       the total number of shares that are to be offered;
3. the total number of shares that will be owned upon completion of the offering;
4.       the percentage owned; and
5. the identity of the beneficial holder of any entity that owns the shares.

---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
   Name of Selling        Shares Owned          Percent       Maximum Number of       Beneficial        Percent Owned
     Shareholder        Prior to Offering                        Shares Being       Ownership After  Upon Completion of
                                                                   Offered             Offering        this Offering
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
  National Capital       1,400,000 (2)           4.9%             1,400,000          1,400,000 (6)          4.9%
      Corp. (1)
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
   Craig Scott and         200,000(3)            0.7%              100,000            100,000 (6)           0.7%
    Karen Ard (1)
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
   Russ Courtnall         500,000 (4)            1.8%              250,000            250,000 (6)           1.8%
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------
     Roan Meyers          500,000 (5)            1.8%              500,000            500,000 (6)           1.8%
   Associates, LP
---------------------- ------------------- ------------------ ------------------- -------------------- ---------------

(1) National Capital Corp., Craig Scott, Karen Ard, Russ Courtnall, or Roan Meyers are not broker-dealers or affiliates of a broker-dealer
(2) Includes 1,200,000 warrants to purchase common stock at a price of $0.40 to October 15, 2003 and 200,000 warrants to purchase common stock at a price of $0.42, expiring 6 months from the date of effectiveness of this registration statement on Form SB-2.
(3) Includes 100,000 warrants to purchase common stock at a price of $0.75 to June 5, 2006.
(4) Includes 250,000 warrants to purchase common stock at a price of $0.40, expiring 3 months from the date of effectiveness of this registration statement on Form SB-2.
(5) Includes 500,000 warrants to purchase common stock at a price of $0.75 to July 23, 2004.
(6) Assuming all warrants are exercised.

National Capital Corp., Craig Scott and Karen Ard, Russ Courtnall, and Roan Meyers Associates, LP, beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on the 28,357,763 shares of common stock outstanding on August 6, 2003 and assumes no other outstanding warrants are exercised before this registration statement becomes effective.

The selling shareholders or their beneficial owners:

1. have not had a material relationship with the Company other than as a shareholder at any time within the past three years; or
2. has never been one of an officer or director or an officer or director of the Company's predecessors or affiliates.

                              PLAN OF DISTRIBUTION

The Company's shares are quoted on the OTC Bulletin Board under the stock symbol "MIVT". The selling shareholder may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading. The Selling shareholder may sell at the prevailing market prices;
2.       In privately negotiated transactions;
3.       Through the writing of options of the common stock;
4.       In short sales; or
5.       In any combination of these methods of distribution.

The sales price to the public may be at:

1.       The market price prevailing at the time of sale;
2.       A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The Company is bearing all costs relating to the registration of the common stock. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholder must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

On November 18, 2002, John Ma, a former consultant with the Company's partially owned subsidiary, M-I Vascular Innovations, Inc. ("Vascular") filed a Writ and Statement of Claim in the Supreme Court of British Columbia against the Company, its Chief Executive Officer and President, Allan P. Lindsay, and against Vascular, seeking specific performance of a share exchange to receive 3,192,399 shares of the Company in exchange for 3,192,399 shares in Vascular, or alternatively, damages.

On April 1, 2003, the parties attended a court hearing in chambers on an application to dismiss the action against Mr. Lindsay on the basis that the action was vexatious and disclosed no reasonable claim against Mr. Lindsay. The Company was successful and on April 1, 2003 the Honourable Madam Justice Kirkpatrick, who presided over the hearing, granted the relief sought and dismissed the claim against the C.E.O. of the Company, Mr. Lindsay.

The Company and Vascular attended a court hearing in chambers on April 16, 17, and 25, 2003 on a summary trial application by the Plaintiff John Ma for an Order for a declaration that Ma is entitled to an exchange of 3,192,399 common shares of Vascular for 3,192,399 common shares of the Company pursuant to a Settlement Agreement entered into on September 14, 2001.

The Honourable Mr. Justice Lowry, who presided over the summary trial, pronounced judgment on May 20, 2003, granting the summary relief that was requested by Ma at the summary trial, and ordering the Company and Vascular to perform the share exchange (the "Judgment"). The Company has appealed the decision to the British Columbia Court of Appeal and anticipates that the appeal will be heard within the next 12 months.

The final terms of the Order of the Judgment of Mr. Justice Lowry have not yet been settled and the Company anticipates that the Order will be settled at a court hearing in chambers some time in July, 2003.

On May 16, 2002, the Company delivered a Take-Over Bid Circular (the "Circular") to John Ma, offering to exchange Ma's common shares in Vascular for shares in the Company pursuant to British Columbia securities laws and regulations. In late May, 2003, after the Judgment was received, the Company asked Ma to submit his Vascular share certificates and fill in the required forms pursuant to the Circular, so that the Company could comply with the Judgment and exchange Mr. Ma's shares in accordance with British Columbia securities laws and regulations. Mr. Ma refused to submit his share certificates, and to date the Company has not completed a share exchange of Ma's 3,192,399 Vascular shares.

In a counterclaim in the Supreme Court of British Columbia, the Company continues to dispute Ma's entitlement to the 3,192,399 Vascular shares and any Company shares that Ma may receive pursuant to court order.

Management currently believes that it will be successful in defending against the Plaintiff's claims. However, if the Plaintiff is successful and receives the 3,192,399 shares he is seeking, the Company's issued and outstanding shares will increase by 10% from 28,357,763 shares to 31,550,162 shares, and current shareholders would feel an immediate dilution in the value of their shares. The Company does not believe this would have a material adverse effect on the Company's financial position.

         DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL MANAGEMENT

(a) The following table sets forth the name, age, and position of the executive officers and directors of the Company as of August 6, 2003. The directors were appointed until the Company's next annual general meeting or until a successor is elected and qualifies to be a director of the Company:

NAME                       AGE              TITLE                               TERM
----                       ---              -----                               ----
Alan P. Lindsay            52               Chairman, President, CEO            Annual

Patrick A. McGowan         63               Executive Vice President, CFO,
                                            Secretary, Director                 Annual

Dr. Daniel Savard          52               Director                            Annual

Dr. Tom Troczynski         49               Vice President, Coatings            n/a

Arc Rajtar                 55               Vice President, Operations for      n/a
                                            MIVI Technologies, Inc.

                                       15

The following table sets forth the portion of their time the Officers and Directors devote to the Company:

Alan P. Lindsay            100%             Dr. Tom Troczynski                   10%
Patrick A. McGowan         100%             Arc Rajtar                          100%
Dr. Daniel Savard          10%


The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors does not have a nominating committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

(b) Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the directors and executive officers of the Company.

(c) Family Relationships.     None

(d) Business Experience.

The following is a brief account of the business experience during the past five years of each director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

ALAN P. LINDSAY, Chairman, President, and CEO, age 52.

Until the year 2000, Mr. Lindsay was Chairman, President and CEO of AZCO Mining Inc., an American Stock Exchange and Toronto Stock Exchange listed company, which was a successful base metals exploration company he co-founded in 1988. Mr. Lindsay was a co-founder of Anatolia Minerals and New Oroperu Resources Ltd., gold exploration companies which trade on the TSX Venture Exchange. Mr. Lindsay was also the Chairman of the Board of GeneMax Pharmaceuticals Inc., a company he co-founded and assisted with its financing. Mr. Lindsay has an extensive background in business management, marketing, and financing. Prior to founding AZCO Mr. Lindsay was responsible for building a significant business and marketing organization for Manulife Financial in Vancouver, BC. Mr. Lindsay has been in his current position since October 2001 and has been responsible for the strategic vision and corporate development of the company. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in
Item 401(d) of Regulation S-B.

PATRICK A. MCGOWAN, Chief Financial Officer, Secretary, age 63.

Mr. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. He has been engaged by the Company to serve as its Chief Financial Officer, and to assume responsibility for negotiations with attorneys, auditors and financial representatives and the day to day business operations of the Company. Mr. McGowan served as President, Executive Vice-President and CEO of various private and publicly traded companies. As Chief Executive Officer of Flecto Coatings, Canada, from 1972 to 1979 and Flecto Coatings, Ltd., U.S.A., from 1979 to 1981, Mr. McGowan guided the corporation through a dramatic period of growth and consistently achieved corporate profit objectives. The specialty coating, marketed under the brand name Varathane(TM), has become an internationally recognized household product. Mr. McGowan also served as National Sales Manager for McNeil Laboratories (Canada) Ltd., a subsidiary of Johnson & Johnson, for seven years. He was responsible for the determination of marketing strategy of new and existing products and maintained liaison with international research facilities on product development. Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has no family relationship with any of the persons nominated to become directors or executive officers of the Company. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

DR. DANIEL SAVARD, Director, age 52

Dr. Daniel Savard brings more than 20 years of clinical practice and clinical research in cardiology. Dr. Savard holds a doctorate degree in medicine from Faculty of Medicine of Montreal University (1971-1976) and a license of the Medical Council of Canada. He completed postdoctoral training in Internal Medicine and in Cardiology at Montreal University (1976-1980) and a fellowship in clinical and research echocardiography at Quebec Heart Institute of Laval University. He has been certified in Cardiology from the Corporation des Medecins du Quebec and from the Royal College of Physicians and Surgeons of Canada. Dr. Savard is professor of Medicine at University of Montreal and practicing at Centre Hospitalier Universitaire de Montreal, Notre-Dame Hospital in Montreal. His research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. Indeed, he participated in over 40 clinical trials or which several were international multicenter studies. He has been Principal Investigator, in his institution, for 25 of these studies. He has been member for several large pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystaal Corp. and Aventis Pharma Inc. He is currently consultant for Biovail Corp. and for Medisys, an important Canadian Health Care Management company.

Dr. Savard is Medical Assistant-Director of the Quebec Blue Cross (Canassistance inc.), an Insurance Company and is member of the Board of Governors of Canassistance. He is member of the Societe des Medecins-Experts du Quebec where he does expertise evaluation in Cardiology mainly for Insurance companies, as an expert in civil liability and recently for La Regie des Rentes du Quebec.

He is an active member of several associations such as: the Association des Cardiologues du Quebec and of the Association des Medecins Specialistes du Quebec. Dr. Savard published more than 40 manuscripts from his research. Dr. Savard has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

TOM TROCZYNSKI, Vice President of Coatings, age 49

Dr. Troczynski joined the Company in February 2002 to assist in the development of its proprietary coating technologies. Dr. Troczynski is a Professor in Metals and Materials Engineering Dept. at the University of British Columbia and leads UBCeram, the largest ceramics research group in Canada. His bio-ceramics development program is focused on the development of biocompatible hydroxyapatite coatings for metallic substrates, such as implants and stents. Dr. Troczynski graduated from McMaster University in Hamilton, Ontario in Materials Science and Engineering in 1987. He has published many journal articles and other publications, as well as filed a number of patents. . Dr. Troczynski has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

ARC RAJTAR, Vice President, Operations (MIVI Technologies, Inc.), age 55.

Arc Rajtar joined MIVI Technologies, Inc. the operating subsidiary of MIV Therapeutics, in February 2002. Previously, he was the President of Quexx International Ltd., a management consulting company that specializes in business process engineering, business development and quality management systems for medical and electronics industries. Mr. Rajtar has worked for such companies as Fiat, Toyota, Spectrum Signal Processing and NetLogix Information Technologies in various executive positions. Mr. Rajtar received a Master in Mechanical Engineering from the Technical University of Gdansk, Poland and is a Chartered Engineer with The Institution of Engineers, Australia and a Member of American Society for Quality. Mr. Rajtar has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

(e) Directors Compensation

Directors who are also officers of the Registrant receive no cash compensation for services as a director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

a) Beneficial owners of five percent (5%) or greater, of the Company's common stock: No preferred stock is outstanding at the date of this offering. The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based upon 28,357,763 shares outstanding at August 6, 2003.

Title of          Name and Address of                Amount of Beneficial               Percent
Class             Beneficial Owner                   Interest                           of Class
-----             ----------------                   --------                           --------
Common            638519 BC Ltd                      1,731,334                           6.1%
                  1300 - 111 West Georgia Street
                  Vancouver, BC  V6E 4M3

Common            Isaiah Capital, Ltd.               2,000,000                          7.1%
                  P.O. Box 546
                  28-30 The Parade
                  St. Helier, Jersey
                  Channel Islands  JE4 8XY

Common            James Davidson                     2,800,000 shares (1)                9.9%
                  108 North Alfred Street
                  Suite 200
                  Alexandria, VA  22314

Common            New Paradigm Capital, Ltd.         1,500,000 shares (1)                5.3%
                  Clarendon House
                  Bermuda Road
                  Hamilton, Bermuda

(1) Includes (i) 1,200,000 shares owned directly by Mr. Davidson, (ii) 500,000 shares owned by Mr. Davidson's minor children, over which he holds voting and investment control, (iii) 100,000 options to purchase shares of the Company, and (iv) 1,500,000 shares owned by New Paradigm Capital Ltd., of which Mr. Davidson owns 48% of the voting and investment control.

b) The following sets forth information with respect to the Company's common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at August 6, 2003.

Title of                   Name and Address of                Amount of                 Percent
Class                      Beneficial Owner                   Beneficial Interest       of Class
-----                      ----------------                   -------------------       --------
Common                     Alan P. Lindsay (2)                400,000                   1.4%
                           Suite 1, 8765 Ash Street.          500,000 Options           1.8%
                           Vancouver, BC  V6P 3T3


Common                     Patrick A. McGowan                 63,274                    0.2%
                           Suite 1, 8765 Ash Street           500,000 Options           1.8%
                           Vancouver, BC  V6P 3T3


                                       19

                           Daniel Savard                      250,000 Options           0.9%
                           Suite 1, 8765 Ash Street
                           Vancouver, BC  V6P 3T3

                           Tom Troczynksi                     500,000 Warrants          1.8%
                           Suite 1, 8765 Ash Street
                           Vancouver, BC  V6P 3T3

Common                     Arc Rajtar                         10,000                    .03%
                           Suite 1, 8765 Ash Street           150,000 Options           0.5%
                           Vancouver, BC  V6P 3T3

Total as a group                                              473,274 Shares            1.7%
                                                              1,400,000 Options         4.9%
                                                              500,000 Warrants          1.8%

(2) Excludes 500,000 shares owned by Lindsay Capital Corp., of which Mr. Lindsay disclaims any beneficial ownership.


                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of preferred stock, $0.001 par value. Holders of the Common Stock have no preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

The above description concerning the Capital Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000, as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

VOTING RIGHTS

Each holder of Common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of the Company's Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

The Company's Transfer Agent is Interwest Transfer Co. Inc. of 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

SHARES ELIGIBLE FOR FUTURE SALE

The 2,250,000 shares of common stock issuable upon exercise of the warrants registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

Our Audited Financial Statements for the period of May 31, 2001 to May 31, 2002 have been included in this prospectus in reliance upon Morgan & Company, as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Thomas A. Braun. 180,000 common shares are registered in the name of Thomas Braun Law Corp. pursuant to a Fee Agreement. These shares were registered under the Securities Act of 1933 under Form S-8 on November 8, 2002.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                             DESCRIPTION OF BUSINESS

Company History
---------------

The Company is involved in the design, development and manufacture of new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies. The Company's business objective is to be a leader in coating technologies and drug-delivery devices for both cardiovascular and non-vascular disorders.

The Company was incorporated under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, the Company acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of its common stock to each of Terry Wells and Stephen Stanley, the owners of investorservice.com. In addition, on September 15, 2000, the Company exercised its option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of the Company's common stock to each of Terry Wells and Stephen Stanley. Each issuance of common stock to Terry Wells and Stephen Stanley was exempt from registration under the Securities Act pursuant to Regulation D thereunder.

Subsequently, the Company completed offerings of 10,268,000 shares of common stock to certain investors under the exemption from registration provided by Rule 504 of Regulation D under the Securities Act of 1933 (the "Securities Act"). 268,000 of the 10,268,000 shares issued were issued as part of a unit at a price of $0.05 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock exercisable before May 1, 2000 for $0.05 per share, and thereafter until May 1, 2001 for $0.10 per share. All 268,000 warrants were exercised, for a total of $21,700 of gross proceeds to the Company.

On April 25, 2000 the Company filed a registration statement on Form 10SB to register its common stock under the Securities Exchange Act of 1934 (the "Exchange Act"), and thereby became a reporting company, and also became eligible for listing its common stock on the Over-the-Counter Bulletin Board (the "OTCBB"). The Company's common stock was qualified and listed for trading on the OTCBB on July 13, 2000. The Company's shares are currently trading under the symbol "MIVT" on the OTCBB.

Product Background
------------------

Coronary stents are used to treat cardiovascular disorder caused by narrowing or blockage of coronary arteries. The Company believes that, in addition to developing manufacturing processes that will produce a quality stent for a lower cost of manufacturing than the competition's, its proprietary stent is a potential platform for the delivery of therapeutic drugs or gene therapies, and thus is researching device coatings and therapeutics concurrently with the development of its stent.

Stents are compressible tubular devices that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that used to accompany simple balloon angioplasty. As much as 80% of heart disease can be treated effectively with stenting.

While the routine angioplasty procedure allows the cardiologist to remove the plaque and deploy the stent, it also damages the inner lining of the vessel. As part of the body's natural repair process, the smooth muscle cells proliferate and accumulate at the arterial tear, causing a narrowing of the lumen (the interior diameter of an artery). This condition, the recurrence of arterial blockage during the vascular healing process, is known as restenosis. The use of stents has demonstrated a significant reduction in the incidence of restenosis, prompting rapid adoption of stenting procedures by cardiologists in the United States and overseas.

The MIVI laser-cut stent is balloon-expandable, has a flexible slotted tube design, and is made of biocompatible 316 LVM stainless steel. The stents are mounted on balloons, and the resulting stent and delivery system are sterilized and packaged as a single unit. The MIVI laser-cut stent (the "MIVI laser-cut stent") and stent delivery system, (together the "MIVI Stent") is designed to do more than a conventional bare stent. It is specifically designed and engineered to be used as a drug and/or therapeutics delivery platform to combat cardiovascular disease, including restenosis.

The Company has entered into a Collaborative Research Agreement with the University of British Columbia on May 23, 2001 to develop an alternative family of coatings for stents, made of hydroxyapatite (HA). Hydroxyapatite ceramics belong to a class of calcium phosphate based materials, which have long been widely used as bone substitutes. The hydroxyapatite coatings, like certain other biodegradable/biocompatible coatings such as polymers or ceramics, may encapsulate drugs, proteins, or DNA to address the problems of local inflammatory response of vascular tissue, and to prevent rapid proliferation of cells in the vicinity of the stent.

The Company entered into a License Agreement with Endovasc Ltd., Inc. in May 2002 whereby the Company was granted an exclusive world-wide license to use or cause to be used certain of Endovasc's Technology (which includes PROstent(TM) and Liprostin(TM)/PROstent(TM) used as a stent coating, catheter coating or other medical device coating) and any improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to in any manner develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sell, lease and/or license or sub-license all products derived or developed from the above technology and to sell the same to the general public world-wide in perpetuity during the continuance of this Agreement.

The Company also received one million (1,000,000) shares of Endovasc. In return for the License and the equity shares of Endovasc, the Company has agreed to pay an aggregate license fee of $2,200,000 ($342,280 of which has already been paid, the remaining $2,000,000 is to be paid in cash and/or shares of the Company).

On May 23, 2003, the Company announced it chose not to extend the PROstent(TM) License Agreement with Endovasc for economic reasons. The Company felt it would be more economically viable to focus its resources on its proprietary hydroxyapatite stent coating program.

The Company entered into a Joint Venture Agreement with Endovasc Ltd., Inc. in November 2002 to form Stentgenix, a 50/50 Joint Venture Company, Stentgenix, Inc. Stentgenix will focus on developing Endovasc's Angiogenix(TM) in a pharmaceutical coating to stimulate angiogenesis (new blood vessel growth in the patient's heart or limbs) for coronary and peripheral stents. Endovasc will transfer to the joint venture all rights, entitlement and interests in and to any and all coating for any applications, products and medical devices utilizing Endovasc's Angiogenix in addition to any and all resorbable stent and catheter technologies, applications and products developed by Endovasc at any time. MIV Therapeutics, Inc. will contribute $2,500,000 in funding for the joint venture.

Summary of the Company's existing products and future pipeline
--------------------------------------------------------------

MIVT LASER-CUT STENT
The Company has developed a laser-cut stainless-steel coronary stent. The Company intends to manufacture this stent for distribution in selected international markets. This stent will also be utilized as the device platform for the development of the Company's proprietary coated stent products.

MIVT COATED STENT
The Company is developing a proprietary biocompatible coating technology that can be used with coronary stents and other medical devices. The first product will be a thin-film coated stent designed to inhibit restenosis (reblockage of arteries after angioplasty procedures). This coating technology will also serve as a platform for a new generation of drug-delivery devices.

MIVT DRUG-ELUTING STENT
The Company is also developing its proprietary coating technology for use on implanted medical devices to provide accurate local delivery of drugs. This thick drug-eluting coating will be utilized as the basis for the Company's drug delivery products.

MIVT-ENDOVASC JOINT VENTURE

Stentgenix, Inc., the Company's Joint Venture with Endovasc Ltd., Inc. intends to focus on developing Endovasc's Angiogenix(TM)in a pharmaceutical coating to stimulate angiogenesis (new blood vessel growth in the patient's hear or limbs) for coronary and peripheral stents.

Endovasc intends to sub-license its "field of use" license rights for the Angiogenix (TM) drug technology as they apply to stent coatings and license its biodegradable/resorbable stent and catheter technologies to Stentgenix, while the Company intends to contribute its stainless steel stents and provide initial funding to the joint venture.

Angiogenix (TM) is a cardiovascular drug that recruits the body's own stem cells to help grow new heart vessels. The treatment is predicted to relieve chest pain and improve heart function by restoring blood flow to blood-starved areas of the heart that often result from heart attacks and other coronary heart diseases. Angiogenix (TM) is a small molecule derived from the tobacco plant that, when given in low doses, has demonstrated results in stimulating growth of new vessels in four different animal experiments with simulated blood-flow deficiencies, suggesting that it will do the same in human patient's hearts and limbs. The Investigational New Drug application for the Angiogenix (TM) pharmaceutical product for a Phase III clinical trial, is in the process of being submitted to the FDA by Endovasc. However, Angiogenix(TM) is in an early stage of development for use as a stent coating.

Reports to Security Holders
---------------------------

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we will furnish to our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding our electronic filings with the SEC. The address of that site is http://www.sec.gov. Other information may be obtained from our Company website, http://www.mivtherapeutics.com.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties and should be read in conjunction with the Company's Condensed Financial Statements and Notes thereto, included elsewhere within this registration statement. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise. Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock.

PLAN OF OPERATION

The Company is developing and has acquired a family of medical device technologies that form the basis of its product development programs. The Company's proprietary products are derived from its expertise in minimally invasive implantable devices and from a series of licensed technologies for novel coating and drug delivery technologies.

The Company's core technologies are the basis for the following products that are in various stages of commercial development:

1.       Laser-cut coronary stent - in commercial manufacturing
2. Biocompatible coating for stents and drug delivery applications - in late-stage development
3.       Drug-eluting stent - in preclinical development
4. ANGIOGENIX(TM)- (as a therapeutic coating for stents) - in early stage development(Endovasc is currently preparing an IND application and formulating Angiogenix(TM) for FDA Phase III trials for fields of use not involving stents)

In addition, the Company intends to use its proprietary coating and drug-delivery technologies, along with the biodegradable stent technology, to develop a series of drug-delivery devices that offer the benefits of local, sustained delivery of therapeutic agents from a biodegradable platform. The combination of these features would position MIV Therapeutics as a leader in the rapidly growing drug delivery sector.

Over the next 2-3 years, the Company intends to expand the volume of manufacturing of its existing laser-cut stent through private-label agreements and distribution agreements, targeting markets in countries where a cost-effective coronary stent would be a competitive product. During this same timeframe, the Company intends to complete development and obtain a CE mark for its biocompatible coated stents, which can then be marketed internationally through agreements with major medical device marketing partners. The initial focus will be on coated stents for use in angioplasty procedures, where a biocompatible product is required to prevent the development of restenosis.

In addition, MIVT has established a joint venture with Endovasc to develop a novel biodegradable stent technology that offers the potential for the commercial development of resorbable medical devices for local drug delivery applications as well as an ANGIOGENIX(TM) drug coating for stents. The Company intends to advance this proprietary technology through to commercial development and utilize it as the basis for a range of drug delivery products for both coronary and other applications.

After completing development of these products, MIVT will have successfully transitioned itself from being a manufacturer of coronary stents, into an innovative drug-delivery company with proprietary technologies that can be applied to a wide range of therapeutic applications for the delivery of a variety of pharmaceutical agents.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The Company has incurred annual operating losses since its inception in January 1999 related primarily to the research and clinical development of its technologies and products, and general administration costs. During the quarter ended February 28, 2003, the Company posted a loss of $565,412, compared to a loss of $432,165 for the three months ended February 28, 2002.

The working capital deficit decreased from a deficit of $315,036 (February, 2002) to a deficit of $142,530 (February, 2003) the decrease in the working capital deficit is due primarily to decreases in accounts payable and accrued liabilities.

The Company's main focus during the three months ending February 28, 2003 has been the continued research and development of new therapeutic technologies and its biocompatible coating for stent and drug delivery systems. During this period of time, the Company initiated the transfer of technology from the University of British Columbia to its company owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment. It is anticipated that this transition will have been completed by the end of the first quarter.

General & Administrative Expenses
---------------------------------

General and administrative expenses decreased to $175,716 during the quarter ended February 28, 2003, compared to $260,459 for the quarter ended February 28, 2002. The decrease in 2003 is mainly due to improved operating efficiencies within the company.

Research & Development Expenses
-------------------------------

Research and developmental costs increased during the quarter ended February 28, 2003 to $113,029 compared to $60,486 for the quarter ended February 28, 2002. The increase in 2003 resulted primarily from the Company's increase of research and development on its coating technology and other research and development expenses relating to the Company's joint ventures.

Depreciation Expense
--------------------

Depreciation expenses remained fairly constant at $38,901 during the quarter ended February 28, 2003 compared to $37,137 for the quarter ended February 8, 2002.

Liquidity And Capital Resources
-------------------------------

Since inception, the Company has financed its operations from private financing, the exercise of warrants and interest income. The company has suffered recurring losses from operations and has a working capital deficiency of $142,530 (current assets less current liabilities), which raises substantial doubt about its ability to continue as a going concern.

Stock based compensation increased by $160,671 to $234,171 for the quarter ended February 28, 2003, from $73,500 during the same period in 2002.

Financing
---------

The Company's capital requirements have been and will continue to be significant. As of February 28, 2003, the Company had a working capital deficiency of $142,530.

Cash flow from financing activities increased to $1,312,500 for the 9 months ended February 28, 2003, as compared to $52,500 for the same period in 2002.

The subscriptions received were for a private placement of 618,750 Units for $0.40 each, consisting of one common share and one non-transferable share purchase warrant to purchase an additional share for $1.00. 593,750 of the warrants expire on December 13, 2003, the remaining 25,000 expire on January 31, 2004. An aggregate of $224,994 was received for the Units during the quarter.

Warrants
--------

As at February 28, 2003, the Company has outstanding warrants to purchase 8,704,771 common shares. The following table summarized the exercise price and expiry dates of these warrants:

Number of Warrants                  Exercise Price            Expiry Date
------------------                  --------------            -----------

 2,560,000                          1.50                      April 30, 2003
 1,133,333                          1.50                      June 14, 2003
   100,000                          1.00                      December 1, 2005
   100,000                          2.00                      January 30, 2007
 1,063,650                          1.00                      August 27, 2003
   200,000                          0.01                      September 24, 2003
   979,038                          1.00                      September 27, 2003
   500,000                          0.40                      August 23, 2007
   500,000                          0.40                      October 22, 2007
   500,000                          0.01                      October 28, 2012
   350,000                          0.30                      October 28, 2012
   100,000                          0.01                      No expiry
   593,750                          1.00                      December 13, 2003
     25,000                         1.00                      January 31, 2004

The following table summarizes information about the warrants issued by the
Company:

                                                              Number of
Quarter ended February 28, 2003                               underlying shares
-------------------------------                               -----------------

Warrants outstanding - November 30, 2002                      7,686,021
Warrants issued                                               1,018,750
Warrants expired                                                      0
Balance, end of period - February 28, 2003                    8,704,771


Subsequent to the quarter ended February 28, 2003, the Company issued an additional 4,035,642 warrants consisting of: 381,800 warrants pursuant to the Company's obligation under a Share Exchange Agreement dated April 25, 2001; 2,250,000 warrants pursuant to several consulting agreements (these warrants are hereby being registered on the is Form SB-2), and several private placement subscription agreements for an aggregate of 1,403,842 units. The price of each was $0.20 and consisted of one common share and one share purchase warrant to purchase a common share at a price of $0.75. The Company also extended the expiry dates and reduced the exercise prices of all warrants currently priced at over $1.00 per share to $0.75 per share. The following table summarizes information about the warrants issued subsequent to the ending of the last quarter:

                                                              Number of
As of August 6, 2003                                          underlying shares
--------------------                                          -----------------

Warrants outstanding - February 28, 2003                      8,704,771
Warrants issued                                               4,035,642
Warrants cancelled                                             (200,000)
Warrants expired                                                      0
Balance, end of period - August 6, 2003                      12,540,413

Stock-based compensation
------------------------

Under the Company's 2001 Stock Option Compensation Plan, a total of 5,000,000 options may be granted. The Company has granted these incentive stock options to employees, consultants, officers and directors of the Company.

At February 28, 2003, the Company had 3,425,000 options outstanding. During the three months ended February 28, 2003, the Company granted 50,000 options and 590,000 options lapsed.

The following table summarizes information about the stock options issued by the
Company:

                                                     Number of         Weighted Average
Quarter ended February 28, 2003                      Options           Exercise Price
-------------------------------                      ---------         -----------------
Options outstanding - November 30, 2002              3,965,000         $0.81
Options issued                                          50,000         $0.50
Options cancelled                                     (590,000)        $1.26
Balance, end of period - February 28, 2003           3,425,000         $0.78

Subsequent to the quarter ended February 28, 2003, the Company reduced the exercise prices of 840,000 options to $0.17 as an incentive to key employees, and issued 750,000 incentive stock options to members of the Board of Directors and Officers.

The following table summarizes the current stock options outstanding:

                                                     Number of         Weighted Average
As of June 23, 2003                                  Options           Exercise Price
-------------------                                  ---------         ------------------

Options outstanding - February 28, 2003              3,425,000         $0.54
Options issued                                         750,000         $0.21
Options cancelled                                            0             0
Balance, end of period - June 23, 2003               4,175,000         $0.50

Cash Position
-------------

At February 28, 2003, the Company had cash and cash equivalents of $79,480 compared to a cash deficit position of $7,926 at February 28, 2002. The increase in the Company's cash position is due primarily to the increase in financing activities. The working capital deficiency decreased from a deficiency of $315,036 at February 28, 2002 to a deficiency of $142,530 as at February 28, 2003.

The company intends to raise additional funds through equity financings via private placements, as it may need to raise additional capital to fund operations over the long-term. There can be no guarantee that such funds will be available to the Company.

Accounts Payable & Accrued Liabilities
--------------------------------------

Accounts payable and accrued liabilities decreased 40% in the quarter ended February 28, 2003 to $449,867 compared to $751,853 at February 28, 2002. This majority of this decrease is a attributed to improved operating efficiencies.

Cash requirements and need for additional funds
-----------------------------------------------

To date, the Company has invested approximately US$2.7 million in research and development of its stent products, coatings and operations establishing a quality manufacturing facility and completing laboratory and preclinical testing on its stents. The Company also has developed strong research collaborations with the University of British Columbia for its proprietary stent coatings and has implemented an aggressive in-house product development program. The Company has also established a strategic alliance with Endovasc.

In order to initiate marketing efforts for its laser-cut stent and commercialize its HAp coating technologies, the Company will require approximately US$5 million in the coming year. These funds could be provided through any combination of the exercise of existing warrants and options and/or through subsequent rounds of financing.


                             DESCRIPTION OF PROPERTY

(a)      Real Estate                              None

(b)      Plant and Equipment                      $348,804

Real Property
-------------

The Company owns no real property. It conducts all of its business from its 17,000 square foot leased facility in Vancouver, Canada, where it conducts its research and development of coronary stents and stent delivery systems and where it has its first laser manufacturing facilities and clean rooms for packaging. These facilities will be capable of producing 25,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for research and clinical trial purposes, and can be employed for first commercial production at such time, if ever, as the Company successfully acquires certification and registration permitting the sale of the MIVT Stent. The lease on the manufacturing facility extends to October 31, 2005, at a cost of $8,200 per month.

Intellectual Property and Intangibles
-------------------------------------

Patents

The Company has a portfolio of patent applications relating to its proprietary laser-cut stent. In addition, the Company has licensed rights to patents filed by the University of British Columbia on the HAp coating. The following is a summary of the patent filings to date:

MIVT PATENT PORTFOLIO - CORONARY STENTS
The Company has acquired patent rights and filed a number of patent applications in various international jurisdictions for its expandable stent. These patent applications include claims for both the unique geometry of its proprietary stents and various manufacturing processes. In addition, the Company has filed additional patent applications on its "implantable intravascular stent" technology, which protects the laser cut stents.

UBC PATENT PORTFOLIO - HAP COATING TECHNOLOGY
The University of British Columbia has filed patent applications on the novel coating technologies that the Company intends to use for its stent coating and for other medical devices. To date, UBC has filed patents to protect the novel ceramic coating technology and the use of these coatings to encapsulate drugs. Under the license agreement with UBC, the Company has the exclusive, worldwide rights to the technologies covered by these patents, including the rights to manufacture and market products using these technologies.

ENDOVASC PATENT PORTFOLIO - BIODEGRADABLE STENT
Endovasc has filed patents on its biodegradable coating. To date, Endovasc has the following patent issued patents on this technologies:

COMPOSITION AND METHOD FOR MAKING A BIODEGRADABLE DRUG DELIVERY STENT. US Patent No. 5, 980,551
Issued November 9, 1999

This patent covers a stent or vascular graft for supporting a blood vessel or organ lumen that is coated with a biodegradable, resorbable and hemocompatible surface substrate. Biologically active microspheres are embedded in the stent substrate to controllably release the biologically active agent. The patent includes PGE1 in a water-soluble polyethylene glycol mix as one of the active agents.

The Company intends to continue working with its strategic partners to file additional patent applications to protect any new discoveries. In addition, the Company will maintain an aggressive patenting policy related to its internal product development programs to ensure that its technologies and potential future products are protected.

NICOTINE IN THERAPEUTIC ANGIOGENESIS AND VASCULOGENESIS
US Patent No. 6,417,205
Issued  July 9, 2002

The present invention features methods for induction of angiogenesis by administration of nicotine or other nicotine receptor agonist. Induction of angiogenesis by the methods of the invention can be used in therapeutic angiogenesis in, for example, treatment of ischemic syndromes such as coronary or peripheral arterial disease.

Domain Names
------------

The Company holds a 100% interest in the following domain names:

o        mivi.ca
o        mivitherapeutics.com
o        mivitechnologies.com
o        mivitech.com
o        investorservice.com
o        mivtherapeutics.com
o        m-i-v.com

Trademarks
----------

The Company has applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name MIV Therapeutics.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the three month period ended February 28, 2003, the Company paid $50,654 (2002 - $141,469) in management fees to directors of the Company.

The Chief Executive Officer of the Company has provided a secured line of credit up to $99,000 for working capital purposes. At February 28, 2003, $80,788 (2002
- $85,063) is outstanding in respect of the loan.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) The Company's common stock is listed on the OTCBB under the symbol "MIVT." Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for the Company's shares has been sporadic and at times very limited.

The following table sets forth high and low bid quotations of the Company's common stock for the fiscal years ended May 31, 2002 and 2001 as follows:

                           Price Range of
                           Common Stock
                           ------------

Quarter Ended              High             Low
-------------              ----             ---

August 31, 2000            0.60             0.50
November 30, 2000          NO               TRADING
February 28, 2001          0.51             0.31
May 31, 2001               2.90             0.40

August 31, 2001            2.70             1.35
November 30, 2001          2.50             0.42
February 28, 2002          1.15             0.42
May 31, 2002               1.52             0.53

(b) As of May 31, 2002, the Company had approximately 16,665,500 shares issued and outstanding of the common stock. As of January 15, 2003 the Company had approximately 19,807,435 shares issued and outstanding of the common stock The transfer agent for the Company is Interwest Transfer Company at P.O. Box 17136, Salt Lake City, Utah 84117, U.S.A.

(c) No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. The Company does not anticipate or intend upon paying dividends for the foreseeable future.

                             EXECUTIVE COMPENSATION

Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Registrant with copies of all
Section 16(a) that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

EXECUTIVE COMPENSATION

(a)      Cash Compensation.

Compensation paid by the Company for all services provided up to May 31, 2002 to each of its executive officers


SUMMARY COMPENSATION TABLE

                           Annual Compensation                              Long Term Compensation

(a)                        (b)      (c)          (d)      (e)               (f)              (g)

Name and                   Year     Salary       Bonus    Other             Restricted       Securities
Principal                           ($)          ($)      Annual            Stock            Underlying/
Position                                                  Compensation      Awards           Options
                                                          ($)               ($)              (#)

Alan P. Lindsay(1)         2002     133,100(2)                              -                100,000
President, CEO             2001     110,000      -         -                -                -
and Chairman               2000     65,000       -         -                -                -

James R. Elliott           2002     16,181       -         -                -                250,000
Director                   2001     -            -         -                -                -
                           2000     -            -         -                -                -

Patrick A. McGowan         2002     24,411       -         -                -                250,000
CFO, Secretary             2001     -            -         -                -                -
and Director               2000     -            -         -                -                -

Dr. Wilfred Jefferies(3)   2002     53,500       -         -                -                250,000
Vice President and         2001     -            -         -                -                -
Director                   2000     -            -         -                -                -

(1) Mr. Alan Lindsay was appointed as President, CEO and Chairman on October 11, 2001.

(2) Of the $133,100 salary to Alan P. Lindsay, $30,500 has been paid and $102,600 remains accrued salary.

(3) Dr. Wilfred Jefferies resigned as Vice President and Director on April 17, 2002, however he still remains on the Company's Scientific Advisory Board, and is a Scientific Consultant to the Company.

(a) Except as disclosed above, the Company did not pay any compensation to any director or executive in the fiscal year ended May 31, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------- ------------------------ ------------------------ ------------------ ----------------
Name                   Number of Securities     Percent of total         Exercise or Base   Expiration Date
                       Underlying Option/SAR    Option/SAR Granted in    Price
                       Granted (#)              Fiscal Year              ($/S#)
---------------------- ------------------------ ------------------------ ------------------ ----------------
Alan Lindsay                      100,000                2.4%                  1.00           05/01/2006
---------------------- ------------------------ ------------------------ ------------------ ----------------
James Elliott                     250,000                6.1%                  0.55           10/29/2007
---------------------- ------------------------ ------------------------ ------------------ ----------------
Patrick McGowan                   150,000                6.1%                  0.80           05/16/2006
                                   25,000                                      0.55           10/29/2006
                                   75,000                                      0.55           11/30/2006
---------------------- ------------------------ ------------------------ ------------------ ----------------
Wilfred Jefferies                 100,000                6.1%                  1.00           05/01/2006
                                  150,000                                      0.55           11/30/2007
---------------------- ------------------------ ------------------------ ------------------ ----------------

AGGREGATED OPTION EXERCISES AND OPTION VALUES

The following table sets forth the aggregate option exercises since June 1, 2001 by each of the executives of the Company named in the Summary Compensation Table and the number of securities underlying unexercised options held by those executives as of August 20, 2002.

                                       35

---------------------- ------------------------ -------------------------- ---------------------------------
Name                   Shares Acquired on       Value Realized             Number of Securities
                       Exercise (#)                                        Underlying Options
                                                                           Exercisable/Unexercisable
---------------------- ------------------------ -------------------------- ---------------------------------
Alan Lindsay                      n/a                      n/a                         100,000
---------------------- ------------------------ -------------------------- ---------------------------------
James Elliott                     n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------
Patrick McGowan                   n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------
Wilfred Jefferies                 n/a                      n/a                         250,000
---------------------- ------------------------ -------------------------- ---------------------------------

                              FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. Please see pages F-1 through F-31.


          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

In connection with the audits of the most recent fiscal years and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject matter of the disagreement(s).

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada general corporation law provides as follows:

(1) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction or upon a plea of nolo contendre or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


Section 78.751 of the Nevada general corporation law also provides as follows:

(1) Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS
                  78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


Section 78.752 of the Nevada general corporation statutes also provides as follows:

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a)      The creation of a trust fund.

         (b)      The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)      In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b)      the insurance or other financial arrangement:

                  (i)      is not void or voidable; and

                  (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

The Company's articles of incorporation also provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

The Company's bylaws provide as follows with respect to indemnification and insurance:

The Corporation shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) of officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such director or officer or former director of officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of the shareholders or otherwise.

The Company has not currently made any arrangements regarding insurance but may do so in the future.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company's estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows

Securities and Exchange Commission filing fee                       $     74.52
Legal fees and expenses                                             $  5,000.00
Total                                                               $  5,074.52

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sales of unregistered securities were issued within the past three years without registering the securities under the Securities Act. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S:

Private Placements
------------------

On June 30, 2000, the company issued 352,800 units at a price of $1.00 per unit for net proceeds of $320,700. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $249,782 ($0.71 per share) was allocated to the common shares, and $103,018 ($0.29 per warrant) was allocated to the warrants. The share issuance costs for this issuance were $42,012. Of this amount, $32,100 was paid in cash and $9,912 was paid by the issuance of 14,000 common shares. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one share of common stock of the company for $1.25 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On August 16, 2000, the company issued 1,768,000 units at a price of $1.00 per unit for net proceeds of $1,341,400. Each unit consists of one common share and one share purchase warrant. Of these units, 269,800 were issued pursuant to subscriptions received March 20, 2000. Accordingly, the common shares and warrants have been recorded based on their relative fair values on that date. The proceeds received for this subscription were $269,800. Of this amount, $185,083 ($0.69 per share) has been allocated to the common shares, and $84,717 ($0.31 per warrant) has been allocated to the warrants. The share issuance costs for this transaction were $20,000, paid in cash. The proceeds received for the remaining 1,498,200 units in this private placement were $1,498,200. Of this amount, $1,060,726 ($0.71 per share) was allocated to the common shares, and $437,474 ($0.29 per warrant) was allocated to the warrants. The share issuance costs for this issuance were $322,500. Of this amount $156,800 was paid in cash, $53,100 by the future issuance of 75,000 common shares, and $112,600 by the issuance of 200,000 common stock options. The warrants expire on April 30, 2002. Each warrant entitles the holder to purchase one share of common stock of the company for $1.25 until April 30, 2001, thereafter at $1.50 until April 30, 2002.

On February 9, 2001, the company received $64,250 as a subscription for 85,667 units. The units consist of one common share and one share purchase warrant. Of the total consideration, $48,830 ($0.57 per share) was allocated to common shares, and $15,420 ($0.18 per warrant) was allocated to the warrants. Share issuance costs of $6,425, paid in cash, have been allocated against the proceeds of the subscription.

On July 17, 2001, the Company issued 713,333 units at a price of $1.50 per unit. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $1,015,823 ($1.42 per share) was allocated to the common shares, and $54,117 ($0.08 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance. The warrants expired on November 30, 2001.

On August 24, 2001, the Company issued 35,000 units at a price of $1.50 per unit for net proceeds of $52,500. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $51,809 ($1.48 per share) was allocated to the common shares, and $691 ($0.02 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance.

On August 27, 2002, the Company issued 1,063,650 units at a price of $0.40 per unit for net proceeds of $423,482. Each unit consists of one common share and one share purchase warrant. The warrants expire on August 27, 2003. There were no share issuance costs with respect to this issuance.

On September 27, 2002, the Company issued 979,038 units at a price of $0.40 per unit for net proceeds of $391,608. Each unit consists of one common share and one share purchase warrant. The warrants expire on September 27, 2003. There were no share issuance costs with respect to this issuance.

On December 13, 2002, the Company issued 593,750 units at a price of $0.40 per unit for net proceeds of $237,500. Each unit consists of one common share and one share purchase warrant. The warrants expire on December 13, 2003. There were no share issuance costs with respect to this issuance.

On January 31, 2003, the Company issued 25,000 units at a price of $0.40 per unit for net proceeds of $10,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expire on January 31, 2004. There were no share issuance costs with respect to this issuance.

On May 9, 2003, the Company issued 100,000 units at a price of $0.20 per unit for net proceeds of $20,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expire on May 9, 2004. There were no share issuance costs with respect to this issuance.

On May 15, 2003, the Company issued 31,250 units at a price of $0.20 per unit for net proceeds of $6,250.00. Each unit consists of one common share and one share purchase warrant. The warrants expire on May 15, 2004. There were no share issuance costs with respect to this issuance.

On May 27, 2003, the Company issued 1,981,788 common shares to shareholders of its subsidiary, M-I Vascular Innovations, Inc. pursuant to completion of a Share Exchange Agreement entered into in early 2001. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933.

On May 30, 2003, the Company issued 300,000 units at a price of $0.20 per unit for net proceeds of $60,000.00. Each unit consists of one common share and one share purchase warrant. The warrants expire on May 30, 2004. There were no share issuance costs with respect to this issuance.

On June 12, 2003, the Company issued 1,398,411 shares under a share exchange agreement. The Company exchanged, on a one for one basis, shares of the Company for shares in the Company's subsidiary, MI Vascular Innovations, Inc. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933.

On June 26, 2003, the Company issued 657,592 units. 572,592 units were issued at a price of $0.20 per unit and 85,000 units were issued at a price of $0.25 per unit. Each unit consisted of one common share and one share purchase warrant with price of $0.75 and an expiry date of June 26, 2003. There were no share issuance costs with respect to this issuance.

Issue of Shares for Services
----------------------------

On June 12, 2001, the Company entered into a financial consulting services agreement with several consultants whereby these consultants were issued 75,000 common shares, with a fair value of $165,000, to provide advice on matters including strategic alliances, business development and general business consulting. These shares were issued upon execution of the agreement and recorded as a charge to general and administrative expense in the consolidated statement of operations.

On July 17, 2001, the Company issued 113,334 common shares for finder's fees related to the related party loan. These shares had a fair value of $236,868.

On April 17, 2003, the Company issued 65,217 common shares to a consultant for value of $15,000 in bona fide services rendered to the Company by the consultant to provide business developing and general business consulting services.

On July 14, 2003, the Company issued 100,000 common shares pursuant to a settlement agreement. The shares were issued pursuant to prospectus exemptions contained in Section 4(2) of the Securities Act of 1933.

                                    EXHIBITS

Exhibit Number             Exhibit Description
--------------             -------------------

3.1 (1)                    Articles of Incorporation as filed with the Nevada
                             Secretary of State
3.2 (1)                    Bylaws
5                          Legal Opinion
10.1                       National Capital Consulting Agreement
10.2 (2)                   Craig Scott and Karen Ard Consulting Agreement
10.2                       Russ Courtnall Consulting Agreement
10.3                       Roan Meyers Associates, LP  Agreement Letter
23.1                       Consent of Legal Expert
23.2                       Consent of Auditor
99.1                       Press Release dated May 23, 2003:  MIVT Cancels
                             Prostent License Agreement

(1) previously filed as exhibits to the Company's Form 10SB12G filed April 25, 2000
(2) previously filed as an exhibit to the Company's Form 10QSB filed January 14, 2003


                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; o include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 8th day of August, 2003.


MIV THERAPEUTICS, INC.




By: /S/ Alan Lindsay
  ----------------------------------
Alan Lindsay
President
In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                             TITLE                               DATE
----------                             -----                               ----


/s/ Alan Lindsay                       Chairman, President, CEO
-----------------------
Alan P. Lindsay


/s/ Patrick McGowan                    Executive Vice President, CFO,
-----------------------                Secretary, Director
Patrick A. McGowan


/s/ Tom Troczynski                     Vice President, Coatings
-----------------------
Dr. Tom Troczynski


/s/ Arc Rajtar                         Vice President, Operations (MIVI
-----------------------                Technologies, Inc.)
Arc Rajtar


/s/ Daniel Savard
-----------------------
Dr. Daniel Savard Director

FINANCIAL STATEMENTS (UNAUDITED)





                             MIV THERAPEUTICS, INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------


                                 FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)


                                       MIV THERAPEUTICS, INC.
                                    (A DEVELOPMENT STAGE COMPANY)

                                     CONSOLIDATED BALANCE SHEET
                                             (UNAUDITED)
                                      (STATED IN U.S. DOLLARS)

---------------------------------------------------------------------------------------------------
                                                                  FEBRUARY 28         MAY 31
                                                                      2003             2002
---------------------------------------------------------------------------------------------------
                                                                  (UNAUDITED)        (Audited)
ASSETS

CURRENT
     Cash and cash equivalents                                    $     79,480       $      4,536
     Prepaid expenses and deposits                                      60,641             21,933
     Other receivable                                                  167,216            163,883
                                                                  --------------------------------
                                                                       307,337            190,352
INVESTMENT (Note 5)                                                     50,000             50,000
LICENSE (Note 4)                                                            --            150,000
PLANT AND EQUIPMENT                                                    348,804            428,098
                                                                  --------------------------------

                                                                  $    706,141       $    818,450
==================================================================================================
LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                     $    449,867       $    836,530

LOAN PAYABLE (Note 6)                                                  500,000                 --
                                                                  --------------------------------
                                                                       949,867            836,530
                                                                  --------------------------------

STOCKHOLDERS' DEFICIENCY

COMMON STOCK
     Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares
     Issued and outstanding:
         20,596,185 common shares at February 28, 2003
           and 16,665,500 common shares at May 31, 2002                 20,533             16,665

OTHER CAPITAL ACCOUNTS                                              10,271,931          8,129,053

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                   (10,505,408)        (8,136,883)

ACCUMULATED OTHER COMPREHENSIVE LOSS                                   (30,782)           (26,915)
                                                                  --------------------------------
                                                                      (243,726)           (18,080)
                                                                  --------------------------------

                                                                  $    706,141       $    818,450
==================================================================================================


                                                       MIV THERAPEUTICS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)
                                                     (STATED IN U.S. DOLLARS)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                PERIOD FROM
                                                                                                               INCORPORATION
                                                                                                                 JANUARY 20
                                         THREE MONTHS ENDED                      NINE MONTHS ENDED               1999 TO
                                             FEBRUARY 28                            FEBRUARY 28                 FEBRUARY 28
                                      2003                2002                2003               2002               2003
-------------------------------------------------------------------------------------------------------------------------------
EXPENSES
     General and
       administrative              $    175,716       $    260,459       $    835,464       $  1,191,080       $  4,448,641
     Stock based
       compensation*                    234,171             73,500            900,325          3,305,737          4,236,188
     Research and development           113,029             60,486            348,745            456,463          2,745,326
     Depreciation                        38,901             37,137            114,367            111,053            394,023
     Interest expense                     3,595                583             19,624              1,626            872,828
     Intangible assets
       impairment
       (Note 4)                              --                 --            150,000                 --            150,000
                                   --------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                    565,412            432,165          2,368,525          5,065,959         12,847,006

INTEREST INCOME                              --                 --                 --             (3,638)           (49,767)
                                   --------------------------------------------------------------------------------------------

LOSS FOR THE PERIOD                $    565,412       $    432,165       $  2,368,525       $  5,062,321       $ 12,797,239
===============================================================================================================================

BASIC AND FULLY DILUTED LOSS
  PER SHARE                        $      (0.03)      $      (0.03)      $      (0.12)      $      (0.31)
===========================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING          20,329,143         16,665,500         19,265,059         16,286,642
===========================================================================================================

COMPREHENSIVE LOSS

     Net loss for the period       $    565,412       $    432,165       $  2,368,525       $  5,062,321

     Foreign currency
       translation adjustment            87,861            (46,935)             3,866           (114,871)
                                   ------------------------------------------------------------------------

TOTAL COMPREHENSIVE LOSS           $    653,273       $    385,230       $  2,372,391       $  4,947,450
===========================================================================================================

* Note: Stock based compensation does not represent cash remuneration to the officers, directors or consultants, and the calculation of the "value" at the date of grant is more fully disclosed in Note 2.


                                                       MIV THERAPEUTICS INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (UNAUDITED)
                                                     (STATED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PERIOD FROM
                                                                                                                   INCORPORATION
                                                                                                                     JANUARY 20
                                                                                   NINE MONTHS ENDED                  1999 TO
                                                                                      FEBRUARY 28                   FEBRUARY 28
                                                                                2003                2002                2003
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Loss for the period                                                 $     (2,368,525)  $     (5,062,321)  $    (12,797,239)
     Adjustments to reconcile loss to net cash used in
       operating activities
         Stock based compensation                                                 900,325          3,305,737          4,915,040
         Interest expense on related party loan                                    -                  -                 850,000
         Depreciation                                                             114,367            111,053            394,023
         Leasehold improvements written down                                       -                  -                  13,300
         Intangible assets impairment                                             150,000             -                 150,000
     Changes in non-cash working capital items:
         Other receivable                                                          (3,333)            (2,024)          (167,372)
         Prepaid expenses and deposits                                             (2,900)            16,087            (25,506)
         Accounts payable and accrued liabilities                                  11,450            228,214            761,763
                                                                         --------------------------------------------------------
                                                                               (1,198,616)        (1,403,254)        (5,905,991)
                                                                         --------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock and warrants for cash, less share
       issuance costs                                                             224,994             52,500          3,881,137
     Subscription received                                                        587,506             -               1,913,572
     Related party loan                                                            -                  -                 850,000
     Loan payable                                                                 500,000             -                 500,000
     Cash acquired in reverse acquisition                                          -                  -                  13,824
     Common stock redemption                                                       -                  -                (120,000)
                                                                         --------------------------------------------------------
                                                                                1,312,500             52,500          7,038,533
                                                                         --------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investment                                                                    -                  -                 (50,000)
     Acquisition of license                                                        -                  -                (150,000)
     Purchases of plant and equipment                                             (35,074)           (14,375)          (761,052)
                                                                         --------------------------------------------------------
                                                                                  (35,074)           (14,375)          (961,052)
                                                                         --------------------------------------------------------

FOREIGN EXCHANGE EFFECT ON CASH                                                    (3,866)           114,871            (92,010)
                                                                         --------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                               74,944         (1,250,258)            79,480

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                      4,536          1,242,332             -
                                                                         --------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $         79,480   $         (7,926)  $         79,480
=================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
During the period ended February 28, 2003, the Company issued:
a) 170,000 common shares for settlement of accounts payable and accrued liabilities totalling $77,500; b) 56,250 units at a value of $22,500 for subscriptions received during the quarter ended February 28, 2003.

                             MIV THERAPEUTICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

1.   BASIS OF PRESENTATION

     The unaudited consolidated financial statements as of February 28, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the May 31, 2002 audited consolidated financial statements and notes thereto.

2.   STOCK BASED COMPENSATION

     The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

3.   RELATED PARTY TRANSACTIONS

     a) For the three month period ended February 28, 2003, the Company paid $50,654 (2002 - $141,469) in management fees to directors of the Company.

     b) The Chief Executive Officer of the Company has provided a secured line of credit up to $99,000 for working capital purposes. At February 28, 2003, $80,788 (2002 - $85,063) is outstanding in respect of the loan.

4.   CHANGE IN ACCOUNTING POLICY

     Effective June 1, 2002, the Company adopted the requirements of SFAS No. 142 - "Goodwill and Other Intangible Assets". Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed annually or more frequently if impairment indicators arise, for impairment.

     The license was acquired on May 17, 2002 and no amortization was charged to operations in the financial statements for the year ended May 31, 2002.

                             MIV THERAPEUTICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

4.   CHANGE IN ACCOUNTING POLICY (Continued)

     On June 1, 2002, the Company recognized an impairment loss of $150,000.

5.   PRIOR PERIOD ADJUSTMENT

     By an agreement dated May 17, 2002, the Company paid $150,000 for a license and $50,000 for 1,000,000 common shares of a listed public company. The Company previously recorded the license at $200,000 with no value attributed to the 1,000,000 common shares. The adjustment results in an increase in investment of $50,000 and a decrease in license of $50,000 at May 31, 2002. Net loss for the year ended May 31, 2002 and earnings per share were not affected.

6.   LOAN PAYABLE

     Secured by the investment of 1,000,000 Class A common shares of Endovasc Ltd. Inc. Repayable on December 30, 2005, bearing interest per annum equal to one hundred basis point above the one month London Interbank Offered Rate.

7.   SUBSEQUENT EVENTS

     a) On March 10, 2003, the Company issued 25,000 common shares at a value of $9,000 to a consultant and a director for services rendered to the Company.

     b) On March 19, 2003, the Company issued 750,000 common shares at a value of $217,500 pursuant to the license agreements referred to in Note 8(b).

     c) On March 19, 2003, the Company issued 150,000 common shares to a legal firm at a value of $40,500 for services to be rendered.

     d) On March 27, 2003, the Company issued 21,971 common shares to a consultant for total consideration of $5,884 for services rendered to the Company.

     e) On April 4, 2003, the Company issued 100,000 common shares to a legal firm at a value of $22,000 for services rendered.

                             MIV THERAPEUTICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

7.   SUBSEQUENT EVENTS (Continued)

     f) The Company, by a take-over bid circular dated March 28, 2003, has proposed to the minority shareholder of M-I Vascular Innovations Inc. ("MIVI") to exchange up to 4,590,810 shares (representing approximately 28% of MIVI) of MIVI on a one-for-one basis for shares of the Company. The bid circular provides for the exchange of shares until the expiry date of the offer on May 31, 2003.

8.   COMMITMENTS AND CONTINGENCIES

     a) During the nine months ended February 28, 2003, the Company entered into an agreement with Endovasc Ltd. Inc. to form an incorporated joint venture. The Company's 50% investment in the joint venture will consist of 2,500,000 Class A shares of the joint venture for cash consideration of $2,500,000 payable over a three year period. A minimum of $300,000 is payable in the first year.

          Should the Company fail to make the required payments, one Class A share will be returned to treasury of the joint venture company for each dollar not paid.

     b)   License Agreements

          On February 1, 2003, the Company entered into two license agreements with the University of British Columbia ("UBC") providing for, the Company, the right to use, develop and sublicense coating technology for stents.

          In consideration of granting the licenses, the Company will pay UBC a royalty of 2.5% of revenue and a royalty of either 10% or 15% of sublicense revenue depending upon the sublicensed technology. In addition, various minimum annual royalties, maintenance fees and milestone payments over the period of development. The agreements also required the Company to issue 750,000 common shares to UBC as part of the consideration for the grant of the rights (see Note 7(b)).

     c)   Legal Proceedings

          On November 10, 2000, the Company's subsidiary, MIV Technologies, Inc. ("MIVI"), commenced legal actions in the British Columbia Supreme Court against one of its founders, John Ma (the "Defendant"), for breach of the Founders' Agreement, dated March 16, 1999, breach of the Consulting Agreement, dated March 16, 1999, and breach of the Share Purchase Agreement, dated September 9, 1999. MIVI sought to cancel 2,967,000 of the Defendant's shares of common stock of MIVI and sought recovery for damages for failure of performance, the cost of replacing the Defendant's services, and costs incurred by MIVI.

                             MIV THERAPEUTICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

8.   COMMITMENTS AND CONTINGENCIES (Continued)

     c)   Legal Proceedings (Continued)

          The Defendant counterclaimed against the Company and its subsidiary and against certain of the other founders alleging various matters including a conspiracy to oust the Defendant and deprive him of his shares of common stock. The Defendant sought up to 3,500,000 shares of MIVI common stock and conversion of all of his shares of MIVI common stock into shares of common stock of the Company, as well as recovery of anticipated future revenue of the consulting agreement and other general damages.

          On June 22, 2001, the Defendant, certain of the MIVI founders, MIVI, and the Company entered into a Letter Agreement for Settlement Agreement to settle these legal actions and to lift the temporary injunction against completion of the transactions contemplated under the MIV Share Exchange Agreement, which was received by the Defendant on May 17, 2001.

          The parties did not execute the settlement agreement and on November 18, 2002, the Defendant filed a new lawsuit against the Company, filing a Writ of Summons and Statement of Claim against the Company, its subsidiary, and the Company's President, in the Supreme Court of British Columbia. The Statement of Claim alleges breach of contract and seeks the exchange of 3,192,399 shares of the Company for 3,192,399 shares in the capital of the Company's subsidiary or alternatively, damages and costs.

          On November 22, 2002, the Company filed an Appearance with the Supreme Court of British Columbia, giving notice of its intent to defend against the action.

          On December 24, 2002, the Company filed a Statement of Defense alleging a breach of representations and warranties made by the Plaintiff.

          On April 7, 2003, the Court dismissed the Action against Alan Lindsay, the President of the Company.

          Management currently believes that it will be successful in defending against the claims. However, if the Company is unsuccessful in its defence, it could be required to issue 3,192,399 common shares to the claimant.

          The outcome of this contingency cannot be determined at this time.

                                                           MORGAN
                                                           COMPANY
                                                           CHARTERED ACCOUNTANTS

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MIV Therapeutics Inc.
(Formerly DBS Holdings, Inc.)
(A Development Stage Company)

We have audited the consolidated balance sheet of MIV Therapeutics Inc. (formerly DBS Holdings, Inc.) (a development stage company) as at May 31, 2002, and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated balance sheet as at May 31, 2001 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended May 31, 2001 and 2000 were audited by other auditors who expressed an unqualified opinion on November 13, 2001.

Vancouver, Canada                                       "Morgan & Company"

August 29, 2002                                         Chartered Accountants
                                       F-9


                                   MIV THERAPEUTICS INC.
                               (FORMERLY DBS HOLDINGS, INC.)
                               (A DEVELOPMENT STAGE COMPANY)

                                CONSOLIDATED BALANCE SHEETS
                                 (STATED IN U.S. DOLLARS)

------------------------------------------------------------------------------------------
                                                                            MAY 31
                                                                    2002             2001
------------------------------------------------------------------------------------------
ASSETS
CURRENT
     Cash and cash equivalents                                 $     4,536    $   332,332
     Cash held in trust                                               --          910,000
     Prepaid expenses and deposits                                  21,933         41,785
     Other receivable                                              163,883         14,920
                                                               -----------    -----------
                                                                   190,352      1,299,037
LICENSE (Note 9)                                                   200,000           --
PLANT AND EQUIPMENT (Note 4)                                       428,098        564,411
                                                               -----------    -----------

                                                               $   818,450    $ 1,863,448
==========================================================================================
LIABILITIES
CURRENT
     Accounts payable and accrued liabilities                  $   836,530    $   523,639
     Related party loan (Note 6)                                      --          850,000
                                                               -----------    -----------
                                                                   836,530      1,373,639
                                                               -----------    -----------

MINORITY INTEREST                                                     --          560,611
                                                               -----------    -----------

STOCKHOLDERS' DEFICIENCY

COMMON STOCK (Note 7)
     Authorized:
         80,000,000 common shares with a par value of $0.001
         20,000,000 preferred shares
     Issued and outstanding:
         16,665,500 common shares at May 31, 2002 and
         14,595,500 common shares at May 31, 2001                   16,665         14,596

OTHER CAPITAL ACCOUNTS                                           8,129,053      4,092,723
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                (8,136,883)    (4,207,417)
ACCUMULATED OTHER COMPREHENSIVE INCOME                             (26,915)        29,296
                                                               -----------    -----------
                                                                   (18,080)       (70,802)
                                                               -----------    -----------
                                                               $   818,450    $ 1,863,448
==========================================================================================

Approved by the Directors:

---------------------------------                 ------------------------------
Director                                           Director

                                   MIV THERAPEUTICS INC.
                               (FORMERLY DBS HOLDINGS, INC.)
                               (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (STATED IN U.S. DOLLARS)

-----------------------------------------------------------------------------------------
                                                                             PERIOD FROM
                                                                            INCORPORATION
                                                                             JANUARY 20
                                                       YEARS ENDED             1999 TO
                                                          MAY 31                MAY 31
                                                   2002           2001           2002
-----------------------------------------------------------------------------------------
EXPENSES
     General and administrative              $    917,421    $  1,589,665    $  3,613,177
     Stock based compensation*                  3,124,833         211,030       3,335,863
     Research and development                     544,660       1,182,380       2,396,581
     Depreciation                                 149,395         104,985         279,656
     Interest expense                               3,204         850,000         853,204
                                             --------------------------------------------

LOSS FROM OPERATIONS                            4,739,513       3,938,060      10,478,481

INTEREST INCOME                                    (4,436)        (26,459)        (48,970)
                                             --------------------------------------------

LOSS FOR THE YEAR BEFORE MINORITY INTEREST      4,735,077       3,911,601      10,429,511

LESS:  MINORITY INTEREST SHARE OF LOSS           (805,611)           --              --
                                             --------------------------------------------

LOSS FOR THE YEAR                            $ (3,929,466)   $  3,911,601    $ 10,429,511
=========================================================================================

BASIC AND FULLY DILUTED LOSS PER SHARE       $      (0.24)   $      (0.25)
==========================================================================

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                      16,382,135      15,805,869
=========================================================================

* Note: Stock based compensation does not represent cash remuneration to the officers, directors or consultants and the calculation of the "value" at the date of grant is more fully disclosed in Notes 3(k) and 7(d).

                                           MIV THERAPEUTICS INC.
                                       (FORMERLY DBS HOLDINGS, INC.)
                                       (A DEVELOPMENT STAGE COMPANY)

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (STATED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------
                                                                                               PERIOD FROM
                                                                                              INCORPORATION
                                                                                                JANUARY 20
                                                                      YEARS ENDED                1999 TO
                                                                         MAY 31                  MAY 31
                                                                 2002             2001            2002
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Loss for the year                                      $ (3,929,466)   $ (3,911,601)   $(10,429,511)
     Adjustments to reconcile loss to net cash used in
       operating activities
         Stock based compensation                              3,124,833         211,030       4,014,715
         Interest expense on related party loan                     --           850,000         850,000
         Depreciation                                            149,395         104,985         279,656
         Leasehold improvements written down                        --            13,300          13,300
         Minority interest                                      (805,611)           --              --
     Changes in non-cash working capital items:
         Other receivable                                       (148,963)        (15,076)       (164,039)
         Prepaid expenses and deposits                            19,852         (12,759)        (22,613)
         Accounts payable and accrued liabilities                312,891         391,316         750,313
                                                            ---------------------------------------------
                                                              (1,277,069)     (2,368,805)     (4,708,179)
                                                            ---------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock and warrants for cash, less
       share issuance costs                                       52,500       1,719,925       3,656,143
     Deferred financing costs                                       --            62,100            --
     Related party loan                                             --           850,000         850,000
     Cash acquired in reverse acquisition                           --            13,824          13,824
     Subscriptions received                                      256,066       1,070,000       1,326,066
     Common stock redemption                                        --          (120,000)       (120,000)
                                                            ---------------------------------------------
                                                                 308,566       3,595,849       5,726,033
                                                            ---------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of license                                     (200,000)           --          (200,000)
     Purchases of plant and equipment                            (14,385)       (542,724)       (725,972)
                                                            ---------------------------------------------
                                                                (214,385)       (542,724)       (925,972)
                                                            ---------------------------------------------

FOREIGN EXCHANGE EFFECT ON CASH                                  (54,906)        (29,244)        (87,346)
                                                            ---------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS          (1,237,796)        655,076           4,536

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                   1,242,332         587,256            --
                                                            ---------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR                      $      4,536    $  1,242,332    $      4,536
=========================================================================================================


                                                       MIV THERAPEUTICS INC.
                                                   (FORMERLY DBS HOLDINGS, INC.)
                                                   (A DEVELOPMENT STAGE COMPANY)

                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                            MAY 31, 2002
                                                      (STATED IN U.S. DOLLARS)

                                                            COMMON STOCK                               OTHER CAPITAL ACCOUNTS
                                     ------------------------------------------------------------ ----------------------------------
                                        Number                                     Additional                           Common
                                          Of           Par                          Paid-In           Deferred           Stock
                                        Shares        Value        Warrant          Capital         Compensation       Issuable
                                     -----------------------------------------------------------------------------------------------

Balance, May 31, 2000                  13,564,990  $    13,565  $      257,794  $     1,766,881   $     (30,820)    $      505,963

Issuance of common stock
     For cash                           1,865,000        1,865         540,492        1,119,743            -                 -
     For settlement of agreement
                                           62,000           62          -                42,470            -                 -
     For conversion of
       subscriptions receivable           269,800          270          84,717          164,813            -              (249,800)
Common Shares issuable                     -              -             -                 -                -                53,100
Subscriptions received                     -              -             -                 -                -                57,825
Stock options granted                      -              -             -               112,600            -                 -
Common Shares issuable pursuant to
  anti-dilution provision
                                           -              -             -                 -                -                25,147
Amortization of stock based
  compensation                             -              -             -                 -              20,183              -
Beneficial conversion on related
  party loan                               -              -             -               850,000            -                 -
Comprehensive income (loss)
     Loss for the year                     -              -             -                 -                -                 -
     Foreign currency translation
       adjustment                          -              -             -                 -                -                 -
                                     ------------- -- --------- -- ------------ ----------------------------------------------------
Balance prior to recapitalization      15,761,790       15,762         883,003        4,056,507         (10,637)           392,235
Minority interest of M-I Vascular
  Innovations, Inc. (Note 1(b))        (6,751,790)      (6,752)       (113,776)      (1,792,374)           -              (392,235)
                                     ------------- -- --------- -- ------------ ----------------------------------------------------
Total relating to final M-I
  Vascular Innovations, Inc. May
  15, 2001                              9,010,000        9,010         769,227        2,264,133         (10,637)             -
DBS Holdings, Inc. (MIV
  Therapeutics, Inc.) shareholders
  at May 15, 2001                      11,085,500       11,086          -               150,104            -                 -
Share redemption pursuant to share
  exchange and finance agreement
                                       (5,500,000)      (5,500)         -              (150,104)           -                 -
Subscriptions received                     -              -             -                 -                -             1,070,000
                                     -----------------------------------------------------------------------------------------------

Balance, May 31, 2001                  14,595,500       14,596         769,227        2,264,133         (10,637)         1,070,000

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(CONTINUED)

                                                  Accumulated
                                                  Accumulated         Deficit
                                                     Other          Accumulated
                                                 Comprehensive      During The          Total
                                                    Income          Development     Stockholders'
                                                    (Loss)             Stage            Equity
                                              ----------------------------------------------------

Balance, May 31, 2000                         $       (731)      $   (1,782,036)  $       730,616

Issuance of common stock
     For cash                                         -                   -             1,662,100
     For settlement of agreement
                                                      -                   -                42,532
     For conversion of
       subscriptions receivable                       -                   -                 -
Common Shares issuable                                -                   -                53,100
Subscriptions received                                -                   -                57,825
Stock options granted                                 -                   -               112,600
Common Shares issuable pursuant to
  anti-dilution provision
                                                      -                   -                25,147
Amortization of stock based
  compensation                                        -                   -                20,183
Beneficial conversion on related
  party loan                                          -                   -               850,000
Comprehensive income (loss)
     Loss for the year                                -              (3,911,601)       (3,911,601)
     Foreign currency translation
       adjustment                                   30,027                -                30,027
                                             ------------------------------------------------------
Balance prior to recapitalization                   29,296           (5,693,637)         (327,471)
Minority interest of M-I Vascular
  Innovations, Inc. (Note 1(b))                       -               1,744,526          (560,611)
                                             ------------------------------------------------------
Total relating to final M-I
  Vascular Innovations, Inc. May
  15, 2001                                          29,296           (3,949,111)         (888,082)
DBS Holdings, Inc. (MIV
  Therapeutics, Inc.) shareholders
  at May 15, 2001                                     -                (193,910)          (32,720)
Share redemption pursuant to share
  exchange and finance agreement
                                                      -                 (64,396)         (220,000)
Subscriptions received                                -                   -             1,070,000
                                             ------------------------------------------------------

Balance, May 31, 2001                               29,296           (4,207,417)          (70,802)

                                               MIV THERAPEUTICS INC.
                                           (FORMERLY DBS HOLDINGS, INC.)
                                           (A DEVELOPMENT STAGE COMPANY)

                            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                   MAY 31, 2002
                                             (STATED IN U.S. DOLLARS)

                                                            COMMON STOCK                               OTHER CAPITAL ACCOUNTS
                                     ------------------------------------------------------------ ----------------------------------
                                        Number                                     Additional                           Common
                                          Of           Par                          Paid-In           Deferred           Stock
                                        Shares        Value        Warrant          Capital         Compensation       Issuable
                                     ------------- ------------ --------------- ----------------- ----------------- ----------------

Balance, May 31, 2001                  14,595,500  $    14,596  $      769,227  $     2,264,133   $     (10,637)    $    1,070,000

Issuance of common stock
     For subscription received
       (Note 7(a))                        713,333          713          54,177        1,015,110            -            (1,070,000)
     For cash (Note 7(a))                  35,000           35             691           51,774            -                 -
     For settlement of related
       party loan (Note 6)              1,133,333        1,133         326,268          522,599            -                 -
     For finders' fees
       (Note 7(b))                        113,334          113          -               236,755            -                 -
     For services rendered (Note
       7(b))                               75,000           75          -               164,925            -                 -
Stock option grants (Note 7(d))            -              -             -             2,552,073        (322,439)             -
Expiration of warrants
  (Note 7(c))                              -              -            (54,868)          54,868            -                 -
Amortization of stock based
  compensation                             -              -             -                 -             248,331              -
Subscriptions received (Note7(e))
                                           -              -             -                 -                -               256,066
Comprehensive income (loss)
     Loss for the year                     -              -             -                 -                -                 -
     Foreign currency translation
       adjustment                          -              -             -                 -                -                 -
                                     -----------------------------------------------------------------------------------------------

Balance, May 31, 2002                  16,665,500  $    16,665  $    1,095,495  $     6,862,237   $     (84,745)    $      256,066
                                     ===============================================================================================

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(CONTINUED)

                                       Accumulated         Deficit
                                          Other          Accumulated
                                      Comprehensive      During The          Total
                                         Income          Development     Stockholders'
                                         (Loss)             Stage            Equity
                                    ------------------ ---------------- -----------------

Balance, May 31, 2001               $     29,296       $   (4,207,417)  $       (70,802)

Issuance of common stock
     For subscription received
       (Note 7(a))                          -                   -                 -
     For cash (Note 7(a))                   -                   -                52,500
     For settlement of related
       party loan (Note 6)                  -                   -               850,000
     For finders' fees
       (Note 7(b))                          -                   -               236,868
     For services rendered (Note
       7(b))                                -                   -               165,000
Stock option grants (Note 7(d))             -                   -             2,229,634
Expiration of warrants
  (Note 7(c))                               -                   -                 -
Amortization of stock based
  compensation                              -                   -               248,331
Subscriptions received (Note7(e))
                                            -                   -               256,066
Comprehensive income (loss)
     Loss for the year                      -              (3,929,466)       (3,929,466)
     Foreign currency translation
       adjustment                        (56,211)               -               (56,211)
                                   ------------------------------------------------------

Balance, May 31, 2002               $    (26,915)      $   (8,136,883)  $       (18,080)
                                   ======================================================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

1.   ORGANIZATION AND BUSINESS OF THE COMPANY

     MIV Therapeutics Inc. (the "Company") is a development stage company involved in the design, manufacture and development of a new generation of implantable medical devices that will utilize its advanced biocompatible stent coating and drug-delivery technologies.

     On April 25, 2001, the Company entered into a Share Exchange and Finance Agreement (the "MIV Share Exchange Agreement") with M-I Vascular Innovations, Inc. ("MIV") and certain shareholders of MIV (the "MIV Shareholders"), whose total ownership constituted more than 50% of the stockholders of MIV. The MIV Share Exchange Agreement closed effective as of May 15, 2001. As a consequence, the Company acquired control of MIV and control of the Company shifted from the founders of the Company to the MIV Shareholders. The change of control resulted from the combined effect of
     (i) a redemption of 5,500,000 of the common shares, and (ii) the issuance of common stock by the Company in a one-for-one exchange for the shares of MIV stock held by the MIV Shareholders. As a result, the MIV Shareholders signing the agreement now own or have the right to own a total of 9,010,000 shares of the outstanding common stock of the Company. The MIV Share Exchange Agreement requires the Company to also make an offer to the remaining shareholders of MIV upon the demand of MIV.

     Recapitalization

     On April 25, 2001, M-I executed a Share Exchange and Finance Agreement (Agreement) with MIV, which is a development stage company incorporated in Nevada. The main business of MIV prior to April 25, 2001 was its InvestorService.com website. This business ceased operations as of April 25, 2001, and at the time of the Agreement, MIV was a non-operating Company.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

1.   ORGANIZATION AND BUSINESS OF THE COMPANY (Continued)

     Recapitalization (Continued)

     In connection with the Agreement, MIV acquired 9,010,000 issued and outstanding common shares of M-I. As consideration for the M-I common shares, MIV issued 9,010,000 common shares. This transaction closed on May 15, 2001, and as a result, the former shareholders of M-I obtained a majority interest in MIV. As MIV was a non-operating public Company, the share exchange has been accounted for as a recapitalization of M-I and an issuance of shares by M-I to the shareholders of MIV. On May 15, 2001, MIV had total assets of $13,824 and total liabilities of $46,544. As the total liabilities exceeded total assets by $32,720, the excess of liabilities over assets over the par value of the stock related to MIV shareholders was charged to deficit as if a distribution was made to the MIV shareholders. As 43% of the M-I shareholders did not tender their shares in the combination, those interests represent a minority interest in the legal subsidiary. Accordingly, 6,751,790 common shares related to the minority interest were removed from the number of shares outstanding as at May 15, 2001 along with the par value of such shares, a pro rata amount from additional paid-in capital and, as the Company has a shareholders' deficiency, an amount from deficit to the extent of the amount removed from common stock and additional paid-in capital. In addition, shares issuable to certain subscribers were reflected as a minority interest. Any such offer will be accounted for as a step purchase.

     Pursuant to the terms of the Agreement, warrants held by shareholders who agreed to exchange their common shares for MIV common shares were deemed to be exchanged for warrants in MIV. The value of warrants held by shareholders who did not agree to exchange their shares has been allocated to minority interest. In addition, the value of compensatory stock options issued by the Company to employees and other non-shareholders and the value relating to common stock issuable in M-I have also been allocated to minority interest.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

2.   GOING CONCERN

     Since inception, the Company has suffered recurring losses, totalling $8,136,883 as of May 31, 2002, and has a net working capital deficiency. The Company has funded its operations through the issuance of common stock, and through related party loans, in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercialisation of its stent technology. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialisations of its products, or that the Company will ever achieve profitable operations. Management is currently evaluating additional financing opportunities, but has no formal plan in place to raise the required capital. There can be no assurance that the Company will be able to obtain sufficient funds on terms acceptable to the Company to continue the development of, and if successful, to commence the manufacture and sale of its products under development, if and when approved by the applicable regulatory agencies. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability of the carrying amounts of recorded assets or the amount of liabilities that might result from the outcome of this uncertainty.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of MIV Therapeutics, Inc. (incorporated in Nevada, USA), M-I Vascular, Inc. (incorporated in Delaware, USA), and its wholly owned subsidiary, MIVI Technologies, Inc. (incorporated in Yukon, Canada). All significant intercompany transactions and balances have been eliminated.

     b)  Basis of Presentation

         These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     c)  Development Stage

         The Company's activities have primarily consisted of establishing facilities, recruiting personnel, conducting research and development, developing business and financial plans and raising capital. Accordingly, the Company is considered to be in the development stage.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     d)   Capital Assets

          Capital assets are recorded at cost and amortized as follows:

                  Furniture and fixtures         5 years straight line basis
                  Computer equipment             3 years straight line basis
                  Laboratory equipment           5 years straight line basis
                  Leasehold improvements         Over term of lease

     e)   Leasehold Improvements

          The benefit associated with leasehold inducements is recognized over the term of the lease.

     f)   Research and Development Costs

          Expenditures for research and development are expensed in the period incurred.

     g)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     h)   Foreign Currency Translation

          The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)   Financial Instruments and Concentration of Credit Risk

          The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, and amounts due to and from related parties.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     j)   Loss Per Share

          Loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented as the impact of the exercise of options is anti-dilutive.

     k)   Stock Based Compensation

          The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

     l)   Comprehensive Loss

          Comprehensive loss includes all changes in equity during the year except those resulting from investments by, or distribution to, shareholders. The Company's comprehensive loss consists solely of net earnings and foreign currency translation adjustment for the year.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     m) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

          The Company reviews long-lived assets and including identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     n)   Recent Accounting Pronouncements

          In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133 - "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, embedded in other contracts, and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in fair value of the derivative depends on the intended use of the derivative and the resulting designation. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 - "Business Combinations", and SFAS No. 142 - "Goodwill and Other Intangible Assets". SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations, except for qualifying business combinations that were initiated prior to July 1, 2001. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed annually, or more frequently if impairment indicators arise, for impairment. The Company is required to adopt SFAS No. 142 on June 1, 2002. The Company does not believe the adoption of SFAS Nos. 141 and 142 will have a material effect on its consolidated financial statements.

          In August 2001, the FASB issued SFAS No. 143 - "Accounting for Asset Retirement Obligations". SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. The Company is required to adopt SFAS No. 143 on June 1, 2003, and it does not believe the adoption of SFAS No. 143 will have a material effect on its consolidated financial statements.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     n)   Recent Accounting Pronouncements (Continued)

          In October 2001, the FASB issued SFAS No. 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and provides a single accounting model for long-lived assets to be disposed of. The Company is required to adopt SFAS No. 144 on June 1, 2002, and it does not believe the adoption of SFAS No. 144 will have a material effect on its consolidated financial statements.

     o)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts revenues and expenses during the period. Actual results could differ from those estimates.

4.   CAPITAL ASSETS

                                                                     2002                                2001
                                             ---------------------------------------------------    ----------------
                                                                Accumulated        NET BOOK            Net Book
                                                  Cost          Depreciation         VALUE               Value
                                             ---------------------------------------------------    ----------------
    Furniture and fixtures                   $       39,404   $      12,260     $       27,144      $      30,643
    Computer equipment                               97,905          71,254             26,651             56,921
    Laboratory equipment                            524,250         176,499            347,752            450,618
    Leasehold improvements                           49,158          22,607             26,551             26,229
                                             ---------------------------------------------------    ----------------

                                             $      710,717   $     282,620     $      428,098      $     564,411
                                             ===================================================    ================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

5.   SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                        2002             2001
                                                                                  ------------------------------
    Supplemental non-cash investing and financing activities

    Issuance of common stock for:
         Accounts payable in settlement of agreement                              $      -        $   42,532
         Related party loan (Note )                                                    850,000           -
         Services (Note )                                                              165,000           -
         Finder's fee (Note )                                                          236,868         63,012
    Issuance of stock options for finder's fee (Note )                                   -            112,600
    Common stock issuable pursuant to anti-dilution provision (Note )
                                                                                         -             25,147
    Issuance of common stock in reverse acquisition                                      -            (32,720)
    Beneficial conversion feature on related party loan                                  -            850,000

6.   RELATED PARTY LOAN

     The Company received an unsecured loan for $850,000 during the year ended May 31, 2001 from a Company which was controlled by the President and Chief Executive Officer of the Company. This loan was non-interest bearing with no stated terms of repayment. On July 17, 2001, this loan was converted into 1,133,333 equity units at a price of $0.75 per unit. As there was no formal agreement in place, the Company accounted for the loan as though it was convertible into equity at the option of the lender at the date it was received by the Company.

     On the date the terms of conversion were contemplated by the Company, the fair market value of equity units was $1.50 per unit. Accordingly, the beneficial conversion feature existed at this date, being the difference in the number of units the loan was convertible into at the fair market value at that date at $1.50 per unit (566,667 units) and the number of units the loan was actually convertible into at $0.75 per unit (1,133,333 units). Interest expense of $850,000, being the number of excess units the loan was convertible into 566,667 units at their fair market value of $1.50 per unit, was recorded by the Company on the date the conversion feature was determined.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7.   COMMON STOCK

     During the year ended May 31, 2002, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock consists of 80,000,000 common shares and one share at a par value of $0.001 per share, and 20,000,000 preferred shares with class and series designations, par values, voting rights, and relative rights and preferences to be determined by the board of directors of the Company from time to time.

     a)   Private Placements

          On July 17, 2001, the Company issued 713,333 units at a price of $1.50 per unit. These units were subscribed to on May 15, 2001, therefore, net proceeds of this issuance were $Nil. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $1,015,823 ($1.42 per share) was allocated to the common shares, and $54,117 ($0.08 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance. The warrants expired on November 30, 2001.

          On August 24, 2001, the Company issued 35,000 units at a price of $1.50 per unit for net proceeds of $52,500. Each unit consists of one common share and one share purchase warrant. Of the total consideration, $51,809 ($1.48 per share) was allocated to the common shares, and $691 ($0.02 per warrant) was allocated to the share purchase warrants. There were no share issuance costs with respect to this issuance.

     b)   Issue of Shares for Services

          On June 12, 2001, the Company entered into a financial consulting services agreement with several consultants whereby these consultants were issued 75,000 common shares, with a fair value of $165,000, to provide advice on matters including strategic alliances, business development and general business consulting. These shares were issued upon execution of the agreement and recorded as a charge to general and administrative expense in the consolidated statement of operations.

          On July 17, 2001, the Company issued 113,334 common shares for finder's fees related to the related party loan (Note 6). These shares had a fair value of $236,868. Accordingly, these shares were recorded as a charge to general and administrative expense in the consolidated statement of operations.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7.   COMMON STOCK (Continued)

     c)   Warrants

          The following table summarizes information about the warrants issued by the Company:

                                                     NUMBER OF
                                                     UNDERLYING
                                                       SHARES
                                                     -----------

          Balance, May 31, 2001                      2,560,000

          Issued - private placements (Note 7(a))    1,881,666
          Expired (Note 7(c))                         (748,333)
                                                     ---------
          Balance, May 31, 2002                      3,693,333
                                                     ==========

          As at May 31, 2002, the Company has outstanding warrants to purchase 3,693,333 common shares at $1.50 per share, 2,560,000 expiring on April 30, 2003, and 1,133,333 expiring on June 14, 2003.

          In connection with the issuance of 748,333 units for private placement, $54,868 of the proceeds has been allocated to the warrants. 713,333 warrants expired on November 30, 2001, 25,000 on December 27, 2001, and 10,000 on January 2, 2002, resulting in an increase of additional paid-in capital related to common stock of $54,868 and a decrease of $54,868 of additional paid-in capital relating to warrants.

     d)   Stock Options

          The Company's proposed stock option plan will provide for the grant of incentive stock options to employees and officers of the Company. The Company does not currently have a formal stock option plan. Options are granted for a term not to exceed five years from the date of grant. Stock options granted to employees generally vest over a period of three years.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7.   COMMON STOCK (Continued)

     d)   Stock Options (Continued)

          The Company had the following stock option activity:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                        NUMBER OF      EXERCISE
                                                         OPTIONS         PRICE
                                                        ------------------------

          Balance outstanding, May 31, 2001            1,687,500       $    0.84

          Options granted                              4,210,000            0.88
          Options cancelled                           (2,322,500)           0.88
                                                      --------------------------

          Balance outstanding, May 31, 2002            3,575,000       $    0.86
                                                      ==========================

          The following table summarizes information about the stock options outstanding at May 31, 2002:

              2002 OPTIONS OUTSTANDING
------------------------------------------------------
                      NUMBER            WEIGHTED
                   OUTSTANDING          AVERAGE
                        AT             REMAINING
   EXERCISE           MAY 31          CONTRACTUAL              OPTIONS
     PRICE             2002           LIFE (YEARS)           EXERCISABLE
---------------- ----------------- -------------------    ------------------

$      0.55            1,230,000          3.4                   1,230,000
       0.80              150,000          5.0                     150,000
       1.00            1,995,000          2.8                   1,722,500
       1.50              200,000          1.9                     100,000
------------------------------------------------------    ------------------

$      0.88            3,575,000          3.0                   3,202,500
======================================================    ==================

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7.   COMMON STOCK (Continued)

     d)  Stock Options (Continued)

                            2001 OPTIONS OUTSTANDING
                ---------------------------------------------
                                   NUMBER          WEIGHTED
                                OUTSTANDING        AVERAGE
                                     AT           REMAINING
                   EXERCISE        MAY 31        CONTRACTUAL         OPTIONS
                     PRICE          2001         LIFE (YEARS)      EXERCISABLE
                ----------------------------------------------   --------------

                $      0.55           580,000        3.7             430,001
                       1.00         1,107,500        3.8             861,836
                ----------------------------------------------   --------------

                $      0.84         1,687,500        3.8           1,291,837
                ==============================================   ==============

          On August 14, 2001, the Company issued 490,000 stock options, exercisable in shares of M-I, to employees and directors at a price of $1.00, and vesting immediately. This brought the total amount of options exercisable for stock of M-I to 2,177,500. All of the outstanding M-I options were cancelled on August 30, 2001. Of this amount, 1,585,000 related to employees of the Company and were reissued as options for shares of MIV, with different vesting periods attached. An additional 1,175,000 options of MIV were also issued on this date. All options issued had an exercise price of $1.00, with the exception of 60,000 options relating to original M-I options, which had an exercise price of $0.55.

          The intrinsic value of the M-I options issued on August 14, 2001, $245,000, has been recorded as compensation expense and minority interest as at that date.

          On August 30, 2001, the date of the change in the previous M-I options and the date of grant of all new options, all the options issued were accounted for as though they were new issuances as required by FIN No.
          44. On that date, deferred compensation of the intrinsic value of the options was recorded in the amount of $2,275,000. Of this amount, $1,981,000 related to options that vested immediately, and therefore, this amount has been recorded as compensation expense in the consolidated statement of operations. The remaining $294,000 will be recognized over the vesting period of the related options, generally one year.

          The Company granted 1,150,000 stock options during the quarter ended November 30, 2001 at exercise prices ranging from $0.55 to $1.50 with expiry dates up to six years.

          On February 20, 2002, the Company granted 150,000 stock options at a price of $1.00 per share expiring in five years.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

7.   COMMON STOCK (Continued)

     d)   Stock Options (Continued)

          On May 16, 2002, the Company granted 150,000 stock options to a director at a price of $0.80 per share expiring in five years.

          Had the stock based compensation been determined under the method prescribed by SFAS No. 123, the Company's loss for the period would have been as follows:

                                                                   2002               2001
                                                             --------------     ---------------
          Loss for the year                                  $   (4,995,077)    $    (3,911,601)
          Additional compensation expense                        (1,036,586)            (20,465)
                                                             --------------     ---------------

          Pro-forma loss for the year                        $   (6,031,663)    $    (3,932,066)
                                                             ==============     ===============

          Pro-forma basic and fully diluted loss per share   $       (0.37)     $         (0.24)
                                                             =============      ===============

          The pro-forma compensation expense is estimated using the Black-Scholes option-pricing model assuming no dividend yield and the following weighted average assumptions for options granted:

                                                2002          2001
                                            --------------------------

          Risk free interest rate                5.25%         6.5
          Expected life (in years)               4.5           3.0
          Expected volatility                  273.98%         0.0

     e)   Subscriptions Received

          During the year, the Company received $256,066 as subscription for 598,215 units of the Company. These units consist of one common share at $0.40 and one share purchase warrant providing for the issue of an additional share for $1.00.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

8.   RELATED PARTY TRANSACTIONS

     The following services were provided by related parties. These transactions, recorded at fair market values were as follows:

     a) The Company paid financing commissions of $Nil (2001 - $150,000) to a Company whose officer was a director of the Company. The Company also issued 200,000 stock options and had 75,000 common shares issuable at August 31, 2000 to this same director in respect of the August 16, 2000 private placement. The 200,000 options were expensed at their fair value, as determined by the Black-Scholes option pricing model, in the amount of $112,600. The 75,000 shares were expensed at their fair value on the date of issuance $53,100.

     b) The Company paid $4,583 (2001 - $9,570) in rent to a Company with common officers of the Company. At May 31, 2002, $2,805 (2001 - $1,370) was due to this Company.

     c) The Company paid $79,497 (2001 - $124,864) in legal fees to a firm which employs a former director of the Company. At May 31, 2002, $88,324 (2001 - $81,303) was due to this Company.

     d) The Company paid $189,600 (2001 - $302,902) in management and directors fees to directors and officers of the Company.

     e) The Company paid $40,592 (2001 - $33,000) in consulting fees to directors and officers of the Company.

9.   LICENSE

     On May 17, 2002, the Company entered into a license agreement with Endovasc Ltd., Inc., which provides the Company with the exclusive license to use, or cause to be used, certain technology known as "PRO stent" and "Liprostin/PRO stent", and any improvements in any manner, and for any purpose, to develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sale, lease and/or license or sub-license all products derived or developed from such technology.

                              MIV THERAPEUTICS INC.
                          (FORMERLY DBS HOLDINGS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              MAY 31, 2002 AND 2001
                            (STATED IN U.S. DOLLARS)

9.   LICENSE (Continued)

     To obtain the license, the Company must pay a license fee of US$2,200,000. The first payment of US$200,000 was made subsequent to May 31, 2002. A further US$1,000,000 with at least US$300,000 in cash or common shares of the Company is payable within 12 months of the execution of the agreement, and final US$1,000,000 with at least US$300,000 in cash or common shares is payable within 24 months from the execution of the agreement.

     In addition, the Company must pay a royalty fee, being the greater of 8% of all product revenues or for a period of ten consecutive years commencing on the date that the Company completes either the sale, transfer and/or assignment of either all of the license rights acquired or all of the assets or outstanding shares of the Company, a minimum advance of not less than US$2,000,000 for each of such ten years.

     As a consequence of the license, the Company shall have an exclusive option, during the first 90 calendar days of the terms of the agreement, to form a 50/50 joint venture relationship to develop ANGIOGENIX coating products and the Resorbable Stent and Catheter Technology consequent thereon, with a deemed value of US$2,500,000.

10.  COMMITMENTS

     The Company incurred rental cost of $97,000 (2001 - $75,718) and is committed to the following annual rent on its premises:

                    2003                $97,900
                    2004                $98,871
                    2005                $99,565
                    2006                $41,485

11.  SUBSEQUENT EVENT

     On August 1, 2002, the Company granted 100,000 stock options to a consultant at a price of $1.00 up to five years.